AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated August __, 1998, among NORTH ATLANTIC ACQUISITION CORP., a Delaware corporation, ("North"), MOTO GUZZI CORP., a Delaware corporation ("Motoguzzi") and, as to those applicable provisions of Article II, Article III, Article V, Article VI, Article VIII,
Article X, Article XI and Article XIII hereof, TRIDENT ROWAN GROUP, INC., a Maryland corporation ("TRG") and significant shareholder of Motoguzzi.

     WHEREAS, North was formed to serve as a vehicle to effect a merger, exchange of capital stock, acquisition or other business combination with an operating business;

     WHEREAS, Motoguzzi, through its wholly and partially owned subsidiaries is in the business of designing, manufacturing and selling motorcycles, spare parts and similar products;

     WHEREAS, subject to the terms and conditions of this Agreement and Plan of Merger and Reorganization ("Agreement"), the Parties desire to consummate a merger, as contemplated herein, pursuant to which Motoguzzi will merge with and into North, with North being the surviving corporation (North, after the consummation of the Merger, the "Surviving Corporation"); and

     WHEREAS, for Federal income tax purposes, the parties intend, by approving resolutions authorizing this Agreement, that such merger qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     IT IS AGREED:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.01 Definitions. Certain capitalized terms used in this Agreement shall have the meanings specified in Article XII.

     SECTION 1.02 The Merger. Upon the terms and subject to the conditions hereof and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined herein) North and Motoguzzi shall consummate a merger ("Merger") of Motoguzzi with and into North. Following the Merger, (i) North shall continue as the surviving corporation and shall continue its existence under the laws of the State of Delaware and (ii) the separate corporate existence of Motoguzzi shall cease.


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     SECTION 1.03 Effective Time. On the Closing Date, North and Motoguzzi shall file with the Secretary of State of the State of Delaware in accordance with the DGCL an executed copy of the Certificate of Merger in the form of Exhibit A hereto (the "Certificate of Merger"). The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

     SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.05 Changes to Certificate of Incorporation and By-Laws of the Surviving Corporation. The Certificate of Merger will also amend the Certificate of Incorporation of the Surviving Corporation to effect a change in the name of North from "North Atlantic Acquisition Corp." to "Moto Guzzi Corporation", to increase the authorized capital stock of the Surviving Corporation, to authorize the issuance of one or more classes of preferred stock and to provide for a board of directors with staggered terms of three years, in the form attached hereto as Exhibit A. The By-Laws of Moto Guzzi Corp. shall be the By-Laws of the Surviving Corporation. The Certificate of Incorporation as so modified and such By-Laws shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

     SECTION 1.06 Directors and Officers of the Surviving Corporation After the Effective Time. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of eight persons, of which two will be nominated by the management of North, five will be nominated by Motoguzzi and one will be a nominee mutually acceptable to both Motoguzzi and North, each to serve until his successor is elected and qualified. Such persons, and the classes in which they shall serve, as well as certain compensation arrangements and certain options to purchase shares of Class A Common Stock to be granted to certain directors and executive officers of the Surviving Corporation (the "Executive Options") are listed in Schedule 1.06. The officers of North at the Effective Time shall consist of the persons listed in Schedule 1.06, each to serve until his or her successor is elected. Each of North and Motoguzzi may, at any time prior to the Effective Time, change their nominees.

     SECTION 1.07 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the third Business Day after the date on which the last of the conditions to Closing set forth in Article IX hereof is fulfilled or waived by the appropriate Party, as the case may be, at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."


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     SECTION  1.08 Tax Free  Reorganization.  The  parties  intend to adopt this
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, and shall not take a position on any tax return inconsistent therewith. In addition, North represents now, and as of the Closing, that it presently intends to continue Motoguzzi's historic business or use a significant portion of Motoguzzi's business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

                                   ARTICLE II
                    CONVERSION OF SHARES AND RELATED MATTERS

     SECTION 2.01 Outstanding Stock of North. Upon consummation of the Merger, the outstanding capital stock of North shall continue to be the issued and outstanding capital stock of the Surviving Corporation.

     SECTION 2.02 Conversion of Outstanding Stock of Motoguzzi.

     (a) Except as provided in Section 2.03,  upon  consummation  of the Merger,
(i) the shares of common stock, $.01 par value, ("Old Motoguzzi Common Stock") of Motoguzzi outstanding on the date of this Agreement and immediately prior to the Effective Time and the shares of preferred stock, $.01 par value, ("Old Motoguzzi Preferred Stock") of Motoguzzi outstanding on the date of this Agreement and immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to reduction in accordance with Section 2.03 below and increase in accordance with
Section 2.02(c) below, be converted into and exchanged for (A) 3,702,450 shares of the Class A Common Stock, $.01 par value ("Class A Common Stock") of North, subject to adjustment as herein provided, (B) 234,489 shares of Class B Convertible Preferred Stock having such rights and preferences as are described in the amended Certificate of Incorporation of the Surviving Corporation ("Class B Preferred Stock"), and (C) warrants in the form attached as Exhibit B hereto (the "Nominal Warrants") to purchase such number of shares of Class A Common Stock as is equal to 74.05% of the number of shares of Class A Common Stock which may be purchased under the "Maximum Nominal Warrants" (as defined below),
(ii) in consideration of the contribution to the capital of Motoguzzi of certain intercompany indebtedness described in Section 2.06(b) there shall be issued to the holders of such indebtedness 1,038,040 shares of Class A Common Stock, 65,743 shares of Class B Preferred Stock and Nominal Warrants to purchase 20.76% of the number of shares of Class A Common Stock which may be purchased under the Maximum Nominal Warrants, and (iii) if all outstanding Warrants to purchase an aggregate of 1,500,000 shares of Old Motoguzzi Common Stock at $4.00 per share (the "Old Motoguzzi Warrants") are surrendered (as provided in Section 2.06(a)) there shall be issued to such surrendering warrant holders 259,510 shares of Class A Common Stock, 16,436 shares of Class B Preferred Stock and Nominal


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Warrants to purchase 5.19% of the number of shares of Class A Common Stock which may be purchased under the Maximum Nominal Warrants. The Class A Common Stock, the Class B Preferred Stock and the Nominal Warrants are together referred to herein as the "Merger Consideration". The number of shares of Class A Common Stock, Class B Preferred Stock and the number of Nominal Warrants payable as the Merger Consideration shall be rounded up or down to the nearest whole number of shares or warrants. If the holders of less than all Old Motoguzzi Warrants surrender same, then the Merger Consideration described in the preceding clause
(iii) shall be reduced by multiplying the Merger Consideration in clause (iii) by the percentage of Old Motoguzzi Warrants so surrendered and each Old Motoguzzi Warrant not so surrendered shall, after the Effective Time, have such continuing rights as are provided by the terms thereof. The term "Maximum Nominal Warrants" shall mean Nominal Warrants to purchase such number of shares of Class A Common Stock as would be acquired hereunder if all Old Motoguzzi Warrants are surrendered as provided in Section 2.06(a).

     (b) Except as otherwise provided in this Agreement and except for shares with respect to which the holder thereof votes against the Merger ("Dissenter") and ultimately receives payment thereon pursuant to Section 262 of the DGCL ("Dissenter Securities"), each share of Old Motoguzzi Common Stock outstanding on the date hereof and immediately prior to the Effective Time and each share of Old Motoguzzi Preferred Stock outstanding on the date hereof and immediately prior to the Effective Time will be converted into .4937 shares of Class A Common Stock, .0313 shares of Class B Preferred Stock and Nominal Warrants for such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock which may be purchased under 74.05% of the Maximum Nominal Warrants multiplied by a fraction, the numerator of which is 1 and the denominator of which is 7,500,000.

     (c) If Available Cash (as defined in Section 4.05 below) is less than $8,150,000 at the Effective Time, the number of shares of Class B Preferred Stock issued as part of the Merger Consideration shall be increased by one share for each $15 of such shortfall, allocable pro rata as provided in Section 2.02(a).

     SECTION 2.03 Dissenters.

     (a) The Merger Consideration will be reduced, on a pro rata basis, as a result of any Dissenter seeking the appraisal rights pursuant to Section 262 of the DGCL, with respect to his shares of Old Motoguzzi Common Stock or Old Motoguzzi Preferred Stock.

     (b) If after the Effective Time a Dissenter loses the right to receive payment pursuant to Section 262 of the DGCL, the Dissenter Securities held by the Dissenter will be treated as if they had been converted as of the Effective Time into the Merger Consideration.


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     (c) Motoguzzi will promptly provide North with copies of any written demand for payment to be received by a Dissenter, and North will have the right to participate in all negotiations and proceedings with respect to any demand by a Dissenter. Motoguzzi will not, except with the prior written consent of North or as may be required by law, make any payment prior to the Effective Time with respect to, or settle or offer to settle, any demand of a Dissenter. All Dissenter Securities acquired by Motoguzzi or by the Surviving Corporation will be canceled after payment therefor has been made in accordance with the DGCL.

     SECTION 2.04 Surrender and Payment.

     (a) Prior to the Effective Time, North will appoint American Stock Transfer & Trust Company, New York, New York, as its agent ("Exchange Agent') for the purpose of exchanging certificates representing the Old Motoguzzi Common Stock, Old Motoguzzi Preferred Stock and Old Motoguzzi Warrants ("Motoguzzi Securities") for certificates of Class A Common Stock, Class B Preferred Stock and Nominal Warrants representing the appropriate portion of the Merger Consideration. Promptly after the Effective Time, North will cause the Exchange Agent to send, to each holder of Motoguzzi Securities being exchanged a letter of transmittal for use in the exchange. North will make available to the Exchange Agent, as needed, stock certificates and Nominal Warrant certificates representing the Merger Consideration to be issued in respect of the Motoguzzi Securities.

     (b) Except as provided in Section 10.02, for each Motoguzzi Security being exchanged, upon the surrender of the certificate or certificates representing them together with a properly completed letter of transmittal, the holder will be entitled to receive certificates for the Class A Common Stock, Class B Preferred Stock and Nominal Warrants representing that portion of the Merger Consideration issuable in respect of the Motoguzzi Securities. Until so surrendered, each such certificate will, after the Effective Time, represent for all purposes, only the right to receive a proportionate amount of the Merger Consideration.

     (c) After the Effective Time, there will be no further registration of transfers of Motoguzzi Securities held prior to the Effective Time, except as may be permitted by Section 262 of the DGCL. After the Effective Time, all certificates formerly representing Motoguzzi Securities which are presented to North or the Exchange Agent will be canceled and exchanged for the consideration provided for in this Article II.

     SECTION 2.05 Adjustments. If, notwithstanding Section 7.01 hereof, at any time during the period between the date of this Agreement and the Effective Time, the outstanding shares of the capital stock of North is changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange


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of shares, the Merger  Consideration  will be appropriately  adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     SECTION 2.06 Surrender of Old Motoguzzi Warrants and Contribution of Intercompany Indebtedness. (a) Each holder of an Old Motoguzzi Warrant who wishes to surrender such warrant (a "Surrendered Warrant") shall do so prior to the Closing Date by delivering same to TRG together with a Warrant Surrender Agreement and such other documents as TRG and North shall reasonably require.

     (b) TRG covenants and agrees that Lit 12,719 million principal amount of indebtedness, plus interest thereon, owed by Motoguzzi to TRG and/or to O.A.M. S.p.A., a subsidiary of TRG ("OAM"), shall be contributed to the capital of Motoguzzi, simultaneously with the consummation of the Merger. After such capital contribution, the amount of indebtedness owed by Motoguzzi and its subsidiaries to TRG and its subsidiaries other than Motoguzzi and the Motoguzzi Subsidiaries at the Effective Time, including all interest, will not be greater than $800,000, and if such indebtedness exceeds such amount, any excess automatically and without any action on the part of TRG, OAM or TRG's subsidiaries shall be contributed to the capital of Motoguzzi at the Effective Time with no adjustment in the Merger Consideration set forth in Section 2.02
(a)(ii) and the Surviving Corporation will be under no obligation whatsoever to pay same. TRG shall cause OAM to evidence its agreement to such capital contribution by executing the form of acknowledgment annexed hereto as Exhibit C.

                                   ARTICLE III
                                 REPRESENTATIONS
                       AND WARRANTIES OF MOTOGUZZI AND TRG

     Motoguzzi represents and warrants to North as follows:

     SECTION 3.01 Organization.

     (a) Motoguzzi. Motoguzzi is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as described on any of the Motoguzzi Disclosure Schedules attached hereto, Motoguzzi does not own, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity, including any partnership, limited partnership, limited liability company, business trust and any other business entity, and is not a party to any agreement to acquire any such securities or interest. Motoguzzi is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify (which states are listed in Schedule 3.01(ii)), except where the failure to so qualify would not, singly or in the aggregate, have a Motoguzzi Material Adverse Effect. Motoguzzi has all


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requisite  corporate power to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated by Motoguzzi to be conducted in the future.

     (b) Subsidiaries of Motoguzzi. Each Motoguzzi Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Motoguzzi Subsidiary is qualified to do business in each jurisdiction where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify (which jurisdictions are listed in Schedule 3.01 (iii)), except where the failure to so qualify would not, singly or in the aggregate, have a Motoguzzi Material Adverse Effect. Each Motoguzzi Subsidiary has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated by each of the Motoguzzi Subsidiaries in the future. Motoguzzi owns, directly or indirectly, the shares of each Motoguzzi Subsidiary as set forth in Schedule 3.01(i) free and clear of any Liens.

     (c) Holding Company. Motoguzzi is a holding company, the only assets of which are the shares of the Motoguzzi Subsidiaries. Motoguzzi has no material liabilities other than the liabilities of the Motoguzzi Subsidiaries. Motoguzzi does not conduct any material business through any entity other than the Motoguzzi Subsidiaries.

     SECTION 3.02 Authority; Corporate Action. Motoguzzi has all necessary corporate power and authority to enter into this Agreement and to consummate the Merger and other transactions contemplated hereby and thereby. All action, corporate and otherwise, necessary to be taken by Motoguzzi to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments delivered by Motoguzzi in connection with the transactions contemplated hereby or thereby has or at the Closing will have been duly and validly taken. Subject to the terms and conditions hereof, this Agreement and the other agreements and instruments delivered by Motoguzzi in connection with the transactions contemplated hereby shall constitute the valid, binding and enforceable obligation of Motoguzzi enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     SECTION 3.03 No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by Motoguzzi does not, and the performance by Motoguzzi of its obligations under this Agreement (and any other agreement contemplated hereby) will not, (i) conflict with or violate its Certificate of Incorporation, By-laws or other organizational documents (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to


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Motoguzzi  or any  Motoguzzi  Subsidiary  or by which  any of  their  respective properties or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Motoguzzi or any Motoguzzi Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Motoguzzi or any Motoguzzi Subsidiary is a party or by which Motoguzzi or any Motoguzzi Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other occurrences that would not have, either singly or in the aggregate, a Motoguzzi Material Adverse Effect.

     (b) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by Motoguzzi does not, and the performance of this Agreement (and the other agreements contemplated hereby) by Motoguzzi will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) compliance with the applicable requirements, if any, of the DGCL and Certificate of Incorporation and Bylaws of Motoguzzi (including but not limited to, the approval of this Agreement and the Merger by the stockholders of Motoguzzi), (ii) filing and recordation of appropriate merger documents as required by the laws of the State of Delaware, (iii) those consents, approvals, authorizations, permits, filings or notifications applicable to Motoguzzi and the Motoguzzi Subsidiaries listed in Schedule 3.03(b), and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not
(a) have either singly or in the aggregate, a Motoguzzi Material Adverse Effect or (b) affect the ability of Motoguzzi to consummate the Merger and other agreements contemplated by this Agreement.

     SECTION 3.04 Motoguzzi Capitalization. The total authorized capital stock of Motoguzzi consists of 20,000,000 shares of Old Motoguzzi Common Stock and 2,000,000 shares of Old Motoguzzi Preferred Stock, of which 6,000,000 shares of Old Motoguzzi Common Stock and 1,500,000 shares of Old Motoguzzi Preferred Stock are issued and outstanding. Except for Old Motoguzzi Preferred Stock and Old Motoguzzi Warrants, there are no existing options, warrants, calls, commitments or other rights of any character including conversion or preemptive rights relating to the acquisition of any issued or unissued capital stock or other securities of Motoguzzi. The outstanding Old Motoguzzi Warrants have been duly and validly authorized and issued. All of the outstanding shares of Old Motoguzzi Common Stock and Old Motoguzzi Preferred Stock are duly and validly authorized and issued, fully paid and non-assessable. Schedule 3.04(a) correctly sets forth the record owners of all of the Old Motoguzzi Common Stock, Old Motoguzzi Preferred Stock and Old Motoguzzi Warrants. Motoguzzi complied with all applicable federal and state securities laws and regulations in connection with the offer and sale of all of the outstanding Old Motoguzzi Common Stock, Old Motoguzzi Preferred Stock and Old Motoguzzi Warrants, and there are no rescission rights relating thereto except for such of the foregoing as would not have a Motoguzzi Material Adverse Effect. There are no options, warrants, convertible securities or other rights permitting or requiring the Motoguzzi

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Subsidiaries to issue, or which give anyone the right to purchase any securities of the Motoguzzi Subsidiaries or rights convertible into securities of the Motoguzzi Subsidiaries and the Motoguzzi Subsidiaries have not agreed to issue or sell any shares of their capital stock or securities convertible into their capital stock.

     SECTION 3.05 Licenses and Permits; Compliance with Laws. Each of Motoguzzi and the Motoguzzi Subsidiaries hold all permits, licenses and approvals (collectively, the "Permits") from all federal, state and local governmental authorities in the United States, Italy, and other countries necessary for it to own, lease and operate its properties and to carry on its businesses as now being conducted, except for such of the foregoing, the absence of which would not have a Motoguzzi Material Adverse Effect. Motoguzzi has no knowledge that any such Permit has been rescinded and, to its knowledge, all such Permits are in full force and effect and listed on Schedule 3.05. Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, the business of each of Motoguzzi and the Motoguzzi Subsidiaries is being and has been conducted in compliance with the Permits and all applicable laws, statutes, ordinances, regulations judgments, orders, decrees, concessions, grants and other authorizations of any governmental authority except where any non compliance, singly or in the aggregate would not have a Motoguzzi Material Adverse Effect. Neither Motoguzzi nor the Motoguzzi Subsidiaries is in default under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder which would result in a Motoguzzi Material Adverse Effect. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Motoguzzi and the Motoguzzi Subsidiaries with any of the provisions hereof or thereof, will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit, and all of which shall be in effect as of the Closing, except for such of the foregoing, the absence of which would not have a Motoguzzi Material Adverse Effect.

     SECTION 3.06 Financial Statements.

     (a) Motoguzzi has caused to be delivered to North consolidated financial statements of Motoguzzi for the years ended December 31, 1996 and 1997 audited and reported on by Arthur Andersen, LLP, and unaudited consolidated financial statements of Motoguzzi for the year ended December 31, 1995 and for the three months ended March 31, 1998 and March 31, 1997 and summary unaudited consolidated financial statements for the three and six month periods ended June 30, 1998 and June 30, 1997 (collectively, the "Motoguzzi Financial Statements"). The Motoguzzi Financial Statements, including all related notes and schedules thereto, fairly present in all material respects the consolidated financial position of Motoguzzi as at the respective dates thereof and the results of operations and cash flows of Motoguzzi for the periods indicated in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject, in the case of interim financial statements, to normal year-end adjustments, and in the case of summary financial statements, to omission of certain items customarily included in interim financial statements.

     (b) Except for liabilities, costs, expenses, debts, commitments or obligations arising in connection with this Agreement and the transactions contemplated hereby, or resulting from actions taken in furtherance of the transactions identified in Items 1 through 4 of Schedule 3.08 of the Motoguzzi Disclosure Schedules attached hereto, to the knowledge of Motoguzzi, Motoguzzi, on a consolidated basis, has no debts, liabilities, commitments or obligations (including, without limitation, unasserted claims), whether absolute or contingent, liquidated or unliquidated, or due or to become due or otherwise except for liabilities and obligations (a) reflected as liabilities on the March 31, 1998 balance sheet ("Balance Sheet"), (b) that have arisen since March 31, 1998 in the ordinary course of business of Motoguzzi and the Motoguzzi
Subsidiaries, (c) that are described herein or in any of the Motoguzzi Disclosure Schedules attached hereto, or (d) which singly or in the aggregate do not have a Motoguzzi Material Adverse Effect.

     SECTION 3.07 Real Property.

     (a) Schedule 3.07 contains a true, correct and complete list and brief description of all real property owned, leased or subleased by Motoguzzi and the Motoguzzi Subsidiaries, all of which are hereinafter referred to as the "Real Property." Motoguzzi has made available to North true, correct and complete copies of the deeds and leases of the Real Property.

     (b) Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property owned by Motoguzzi and the Motoguzzi Subsidiaries conforms in all material respects to all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions of every governmental authority having jurisdic tion over any of the Real Property owned by Motoguzzi and the Motoguzzi Subsidiaries, and every instrumentality or agency thereof (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped) (collectively, "Laws"), except where nonconformance would not have a Motoguzzi Material Adverse Effect.

     (c) Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, the use and operation of the Real Property owned by Motoguzzi and the Motoguzzi Subsidiaries is in full compliance with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property except where non compliance would not have a Motoguzzi Material Adverse Effect. Motoguzzi and the Motoguzzi Subsidiaries have not received any notice of any violation (or claimed violation) of or investigation regarding any Laws except where such violation or claimed violation would not have a Motoguzzi Material Adverse Effect.

     (d) Except as set forth in any of the Motoguzzi Disclosure Schedules, Motoguzzi and the Motoguzzi Subsidiaries have not received notice of, or otherwise have knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have an adverse effect on the use and operation of any portion of the Real Property or the value of any material portion of the Real Property, nor have Motoguzzi and the Motoguzzi Subsidiaries received notice of any special assessment proceedings affecting any of the Real Property except for such of the foregoing which would not have a Motoguzzi Material Adverse Effect.

     (e) Motoguzzi has made available for inspection by North true, correct and complete title policies and surveys with respect to the Real Property.

     SECTION 3.08 Material Contracts.

     (a) Schedule 3.08(a) sets forth a complete and correct list of all agreements, including without limitation, leases, currently in effect which are material to the assets, financial condition, business or operations of Motoguzzi and the Motoguzzi Subsidiaries, taken as a whole, (collectively, the "Material Contracts"); when the foregoing representation is restated as of the Closing Date, any change to Schedule 3.08(a) shall not be deemed a breach of such representation, for purposes of Article IX or Article XI hereof, unless such change, either singly or in the aggregate, would cause a Motoguzzi Material Adverse Effect. True and complete copies of all Material Contracts have been delivered to North or made available for inspection.

     (b) Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, all Material Contracts are valid and in full force and effect and neither Motoguzzi nor any of the Motoguzzi Subsidiaries has received notice from any other party thereto that it has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract, except for defaults which would not have, either singly or in the aggregate, a Motoguzzi Material Adverse Effect. None of the rights of Motoguzzi or any of the Motoguzzi Subsidiaries under any of the Material Contracts are subject to any Liens of record, except for Liens granted in the ordinary course of business and Liens which, either singly or in the aggregate do not have a Motoguzzi Material Adverse Effect. Except as set forth in any of the Motoguzzi Disclosure Schedules, neither Motoguzzi nor any of the Motoguzzi Subsidiaries received notice from any other party thereto that it has breached any express or implied representations, warranties or covenants in connection with the sale or provision of its services or goods, except for breaches that, either singly or in the aggregate, will not have a Motoguzzi Material Adverse Effect.

     SECTION 3.09 Litigation. Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, there are no actions, suits, arbitrations, mediation or other proceedings pending or, to its knowledge, threatened against Motoguzzi or any of the Motoguzzi Subsidiaries at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal and neither Motoguzzi nor any of the Motoguzzi Subsidiaries, nor any of their respective properties, is subject to any order, judgment, injunction or decree; when the foregoing representation is restated as of the Closing Date, any change to any of the Motoguzzi Disclosure Schedules shall not be deemed a breach of such representation, for purposes of Article IX or Article XI hereof, unless such change is reasonably likely to have, either singly or in the aggregate, a Motoguzzi Material Adverse Effect.

     SECTION 3.10 Taxes, Tax Returns and Audits. Motoguzzi and the Motoguzzi Subsidiaries have (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) filed or caused to be filed, or have properly filed extensions for, all tax returns which are required to be filed and have paid or caused to be paid all taxes required therein to be paid and all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside and except for such of the foregoing as would not cause a Motoguzzi Material Adverse Effect. Motoguzzi and the Motoguzzi Subsidiaries have or will have established adequate reserves on its books and records and financial statements (including the Balance Sheet) for such payment in accordance with GAAP. Motoguzzi and the Motoguzzi
Subsidiaries have withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and have, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. Motoguzzi and the Motoguzzi Subsidiaries have paid or caused to be paid, or have established reserves that they reasonably believe to be adequate in all material respects, for all tax liabilities applicable to them for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

     SECTION 3.11 Absence of Certain Changes. Since March 31, 1998, except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, and except for costs, expenses or liabilities incurred or actions taken in connection with this Agreement and the transactions contemplated hereby (which costs, expenses and liability are to be paid by TRG), or action taken in furtherance of the transactions identified in Items 1 through 4 of Schedule 3.08 of the Motoguzzi Disclosure Schedules attached hereto, neither Motoguzzi nor any of the Motoguzzi Subsidiaries has:

     (a) issued, delivered or agreed to issue any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

     (b) borrowed or agreed to borrow any funds except in the ordinary course of business consistent with past practices;

     (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business consistent with prior practice and liabilities to TRG which, together with other liabilities to TRG, OAM and their subsidiaries (other than Motoguzzi and the Motoguzzi Subsidiaries) shall not exceed $800,000 in the aggregate as of the Closing Date, or, when the foregoing representation is restated as of the Closing Date, such obligations or liabilities as do not either singly or in the aggregate, have a Motoguzzi Material Adverse Effect;

     (d) sold, transferred, leased to others or otherwise disposed of any assets outside of the ordinary course of business or canceled or compromised any debt or claim, or waived or released any right of substantial value;

     (e) received any notice of termination of any Material Contract or Permit or suffered any damage, destruction or loss if not covered by insurance, which, as to any of the foregoing, has resulted in a Motoguzzi Material Adverse Effect:

     (f) encountered any labor union organizing activity, labor disputes or had any material change in its relations with its employees or agents, clients or insurance carriers which has resulted in a Motoguzzi Material Adverse Effect;

     (g) paid any monies to TRG or OAM or any of their subsidiaries;

     (h) suffered any Motoguzzi Material Adverse Change.

     SECTION 3.12 Labor Relations. Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, neither Motoguzzi nor any of the Motoguzzi Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Motoguzzi and/or any of the Motoguzzi Subsidiaries. Motoguzzi and the Motoguzzi Subsidiaries are in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions, except where noncompliance would not have a Motoguzzi Material Adverse Effect. There are no pending or, to its knowledge, threatened, proceedings or grievances with respect to labor matters concerning Motoguzzi and the Motoguzzi Subsidiaries which would have, either singly or in the aggregate, a Motoguzzi Material Adverse Effect.

     SECTION 3.13 Insurance Policies; Claims. Schedule 3.13 sets forth all insurance policies and bonds maintained by or on behalf of Motoguzzi and the Motoguzzi Subsidiaries. There are no unresolved claims have been made against Motoguzzi and/or any of the Motoguzzi Subsidiaries in respect of allegedly defective products and Motoguzzi does not know of any written assertion of any such claim, except for such of the foregoing which, if proven, would not have a Motoguzzi Material Adverse Effect.

     SECTION 3.14 Intellectual Property.

     (a) Right, Title and Interest. Motoguzzi and the Motoguzzi Subsidiaries own or possess sufficient right, title and interest in and to, or a valid and enforceable license in or other right to use all of the Intellectual Property (as defined below) to entitle them to conduct their businesses as heretofore conducted and as presently intended to be conducted in the future, except for such of the foregoing, the absence of which would not have a Motoguzzi Material Adverse Effect. To its knowledge, Motoguzzi and the Motoguzzi Subsidiaries have not infringed, misappropriated or otherwise violated any Intellectual Property of any other person except for such of the foregoing as would not have a Motoguzzi Material Adverse Effect. To its knowledge, no person is infringing upon any Intellectual Property right of Motoguzzi and the Motoguzzi Subsidiaries except for such of the foregoing as would not have a Motoguzzi Material Adverse Effect.

     (b) "Intellectual Property" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all protocols, codes and operating systems; and all trade secrets, confidential information, know-how, technical and computer data, software, and related proprietary property. All of the material Intellectual Property of Motoguzzi and the Motoguzzi Subsidiaries is listed on Schedule 3.14(b) hereto.

     SECTION 3.15 Properties; Assets. Except as provided in any of the Motoguzzi Disclosure Schedules attached hereto, Motoguzzi and the Motoguzzi Subsidiaries
(a) have good and marketable title to all the properties and assets reflected on the Balance Sheet as being owned by Motoguzzi and the Motoguzzi Subsidiaries (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business or properties sold or disposed of after the date hereof, which does not cause a Motoguzzi Material Adverse Effect), and those properties acquired after the date thereof and not thereafter disposed of, free and clear of all Liens, except (i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances which do no materially affect the use or marketability of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (b) is the lessee of all personal property reflected on the Balance Sheet as being leased by it as of March 31, 1998 (except for leases that have expired by their terms since March 31, 1998) and those properties leased after the date thereof. Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, the assets and properties of Motoguzzi and the Motoguzzi Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) except for such of the foregoing as do not represent a Motoguzzi Material Adverse Effect, and constitute all of the assets, right and properties which are necessary for the businesses and operations of Motoguzzi as a whole to be conducted as presently conducted. There are no Liens on any assets of Motoguzzi or of any of the Motoguzzi Subsidiaries securing indebtedness of TRG or any subsidiary thereof (other than Motoguzzi or any Motoguzzi Subsidiary; "Intercompany Liens").

     SECTION 3.16 Bank Accounts. Schedule 3.16 sets forth the name of each bank in which Motoguzzi and the Motoguzzi Subsidiaries have an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from Motoguzzi and/or any of the Motoguzzi Subsidiaries.

     SECTION 3.17 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Motoguzzi.

     SECTION 3.18 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Motoguzzi and the Motoguzzi Subsidiaries are complete and correct in all material respects, and there have been no material transactions involving Motoguzzi and the Motoguzzi Subsidiaries of the type typically recorded in such records which were not so recorded.

     SECTION 3.19 No Illegal or Improper Transactions. Neither Motoguzzi and the Motoguzzi Subsidiaries nor any officer, director, employee, agent or affiliate of Motoguzzi and the Motoguzzi Subsidiaries has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of
(i) obtaining or maintaining business for the benefit of Motoguzzi and the Motoguzzi Subsidiaries, (ii) illegally or improperly facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

     SECTION 3.20 Related Transactions. Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto, and for compensation and related arrangements with employees or consultants for services rendered consistent with past practices, no current or former director, officer or, to Motoguzzi's knowledge, employee of Motoguzzi and/or any of the Motoguzzi Subsidiaries is presently, or during the last two fiscal years has been, (a) a party to any transaction with Motoguzzi and/or any of the Motoguzzi Subsidiaries, (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder), or (b) the direct or, to Motoguzzi's knowledge, indirect owner of an interest in any corporation, firm, association or business organization which is a current (or potential) competitor, supplier or customer of Motoguzzi and/or any of the Motoguzzi Subsidiaries, nor, to Motoguzzi's knowledge, does any such person receive income from any source other than Motoguzzi and/or any of the Motoguzzi Subsidiaries which relates to the business of, or should properly accrue to, Motoguzzi and/or any of the Motoguzzi Subsidiaries.

     SECTION 3.21 Disclosure. No representation or warranty by Motoguzzi contained in this Agreement and no information contained in any schedule, financial statement or other instrument furnished or to be furnished by Motoguzzi to North pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     SECTION 3.22 Environmental, Health and Safety Matters. Except as set forth in any of the Motoguzzi Disclosure Schedules attached hereto:

     (a) Motoguzzi and the Motoguzzi Subsidiaries are in compliance with Environmental, Health and Safety Requirements, except for such noncompliance as would not reasonably be expected to have, either singly or in the aggregate, a Motoguzzi Material Adverse Effect.

     (b) Motoguzzi and the Motoguzzi Subsidiaries have not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Motoguzzi or its property arising under Environmental, Health, and Safety Requirements, the subject of which would reasonably be expected to have, either singly or in the aggregate, a Motoguzzi Material Adverse Effect.

     SECTION 3.23 Year 2000 Compliance. Third parties have been engaged by Motoguzzi to evaluate and, if required, upgrade, all operating codes, programs, utilities and other software, as well as all hardware and systems, utilized by Motoguzzi and the Motoguzzi Subsidiaries in their businesses, or in the provisions of services, or comprising software, hardware and/or systems sold by Motoguzzi and the Motoguzzi Subsidiaries to third parties, in order to record, store, process, and present calendar dates falling on or after January 1, 2000 in the same manner, and with the same functionality, as provided on or before December 31, 1999. and Motoguzzi is relying exclusively upon the expertise of such third parties to achieve such operability.

     TRG represent and warrants to North as follows:

     SECTION 3.24 Organization. TRG (i) is a corporation duly organized, validly existing and in good standing under the laws of Maryland and (ii) owns 1,500,000 shares of Old Motoguzzi Common Stock, and OAM owns 4,500,000 shares of Old Motoguzzi Common Stock, representing 25% and 75%, respectively, of the outstanding shares on the date hereof of Old Motoguzzi Common Stock.

     SECTION 3.25 Authority; Corporate Action. TRG has all necessary corporate power and authority to enter into this Agreement and to consummate such of the transactions contemplated hereby as are applicable to TRG. All action, corporate and otherwise, necessary to be taken by TRG for the execution, delivery and performance of this Agreement and the other agreements and instruments delivered by TRG in connection with the transactions contemplated hereby or thereby has or at the Closing will have been duly and validly taken. Subject to the terms and conditions hereof, this Agreement and the other agreements and instruments delivered by TRG in connection with the transactions contemplated hereby shall constitute the valid, binding and enforceable obligation of TRG enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     SECTION 3.26 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement (and the other agreements contemplated hereby) by TRG does not, and the performance by TRG of its obligations under this Agreement (and any other agreement contemplated hereby) will not, (i) conflict with or violate its Certificate of Incorporation, By-laws or other organizational documents (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to TRG or by which any of its properties or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of TRG pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which TRG is a party or by which TRG or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other occurrences that would not have, either singly or in the aggregate, a material adverse effect on TRG and its subsidiaries, taken as a whole.

     SECTION 3.27 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TRG.

     SECTION 3.28 Disclosure. No representation or warranty by TRG contained in this Agreement and no information contained in any schedule, financial statement or other instrument furnished or to be furnished by TRG to North pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     SECTION 3.29 Voting Agreement. TRG and OAM have each executed and delivered to North an agreement in the form of Exhibit D hereto with respect to voting in favor of the consummation of the Merger at any meeting of shareholders of Motoguzzi.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF NORTH

     North represents and warrants to Motoguzzi as follows:

     SECTION 4.01 Organization. North is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. North does not own, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity, including any partnership, limited partnership, limited liability company, business trust or any other business entity, and is not a party to any agreement to acquire any such securities or interest. North is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, except where the failure to so qualify would not, singly or in the aggregate, have a North Material Adverse Effect. North has all requisite corporate power to own, lease and operate its properties and to carry on its business.

     SECTION 4.02 Authority; Corporate Action. North has all necessary corporate power and authority to enter into this Agreement and the other agreements contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. All action, corporate and otherwise, necessary to be taken by North to authorize the execution, delivery and performance of this Agreement and all other agreements delivered or to be delivered by North in connection with the transactions contemplated hereby or thereby has, or at the Closing will have been, duly and validly taken. Subject to the terms and conditions hereof, this Agreement and all the other agreements contemplated hereby constitute valid, binding and enforceable obligations of North, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     SECTION 4.03 No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by North does not, and the performance by North of its obligations under this Agreement (and any other agreement contemplated hereby) will not, (i) conflict with or violate the Certificate of Incorporation, By-laws or other organizational documents of North, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to North or by which any of its properties or assets is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of North pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which North is a party or by which North or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other occurrences that would not have, either singly or in the aggregate, a North Material Adverse Effect.

     (b) The execution and delivery of this Agreement and all the other agreements contemplated hereby by North does not, and the performance of this Agreement and all the other agreements contemplated hereby by North will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) compliance with the applicable requirements, if any, of the Certificate of Incorporation and Bylaws of North (including, but not limited to, the approval of this Agreement and the Merger by the Stockholders of North), Exchange Act, Securities Act, state securities laws, state takeover laws, Nasdaq and (ii) filing and recordation of appropriate merger documents as required by the laws of the State of Delaware, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have, either singly or in the aggregate, a North Material Adverse Effect.

     SECTION 4.04 North Capitalization. The number of authorized and issued shares of capital stock of North is set forth on Schedule 4.04 which amount will be increased on or before the Effective Time by 30,000 shares of Class B Common Stock of North upon exercise of the Class B Options and payment to North of the aggregate of $300,000 Class B Option exercise price; (such shares of Class B Common Stock to be converted into 60,000 shares of Class A Common Stock either
(i) as of the Effective Time if all of the actions described in Section 7.06 are approved, or (ii) if not, within 90 days of the Effective Time in accordance with the agreement attached hereto as Exhibit E). North does not have any treasury stock. Except as set forth on Schedule 4.04 and except for (x) the Executive Options and (y) a warrant to purchase 350,000 shares of Class A Common Stock to be issued at the Effective Time to Allen & Company (the Executive Options and such warrant, collectively the "Closing Date Options"), there are no options, warrants, calls, commitments or other rights of any character including conversion or preemptive rights relating to the acquisition of any issued or unissued capital stock or other securities of North. All of the outstanding shares of common stock and preferred stock of North are duly and validly authorized and issued, fully paid and non-assessable. Schedule 4.04 correctly sets forth the record owners of all of the options of North. North has complied with all applicable federal and state securities laws and regulations in connection with the offer and sale of all of the common stock, preferred stock, warrants and options of North and there are no rescission rights relating thereto except for such of the foregoing as would not have a North Material Adverse Effect. Schedule 4.04 sets forth the registration rights of all holders of securities of North, either on a "demand" or a "piggyback" basis.

     SECTION 4.05 Escrow Account. As of the date hereof and at the Closing Date, North has and covenants that it will have no less than $8,391,000 invested in government securities in an escrow account with Chase Manhattan Bank. Upon consummation of the Merger, all conditions to the release of such funds from escrow will be satisfied. Immediately prior to the Closing Date, after provision for (i) all unpaid costs, expenses and liabilities of North heretofore incurred or hereafter incurred at any time prior to the Closing Date, all of which (other than those described in clause (ii) hereof) to the best of North's knowledge are set forth in Schedule 4.05 hereto, and (ii) all unpaid costs and expenses incurred by North in connection with the transactions contemplated by this Agreement in an aggregate amount, to the extent payable in cash, of not more than $625,000, all of which, or reasonable estimates thereof, together with all documentation in North's possession related thereto are also set forth on
Schedule 4.05 (the net amount of cash so remaining is referred to herein as "Available Cash"), North covenants that it will have not less than $8,000,000 of Available Cash, less only such amounts, if any, as North is required to pay stockholders who are not officers and directors of North who elect to have their shares redeemed in accordance with the provisions of the Certificate of Incorporation of North. Schedule 4.05 also lists all costs and expenses incurred by North in connection with the transactions contemplated by this Agreement and paid by North.

     SECTION 4.06 North Securities and Exchange Commission Reports; Financial Statement.

     (a) North has filed all forms, reports, statements and other documents required to be filed with the Commission when and as required to be filed, and has heretofore made them available to Motoguzzi, in the same form as filed with the Commission, together with any amendments thereto, copies of its (i) Annual Report on Form 10-K for the year ended August 31, 1997 and all Quarterly Reports on Form 10- Q filed since August 31, 1997, and (ii) all reports on Form 8-K since August 31, 1997 (collectively, the "North Reports"). As of their respective filing dates, the North Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in a filing subsequently made in accordance with the requirements of the Exchange Act prior to the date hereof and except for such filing of a report on Form 8-K as may be required to disclose this Agreement and the transactions as contemplated by this Agreement, no event has occurred subsequent to the date of filing of each such North Report as would make any statement contained therein materially untrue or misleading or would make any omission therefrom materially misleading in light of the occurrence of such event.

     (b) The financial statements of North for the year ended August 31, 1997, audited and reported on by BDO Seidman, LLP and unaudited financial statements of North for the nine months ended May 31, 1998 (collectively, the "North Financial Statements") are contained in the Annual Report on Form 10-K for the year ended August 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended May 31, 1998, respectively, each of which has been delivered to TRG as part of the North Reports. The North Financial Statements , including all related notes and schedules thereto, fairly present in all material respects the consolidated financial position of North as at the respective dates thereof and the consolidated results of operations and cash flows of North for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject, in the case of interim financial statements, to normal year-end adjustments.

     (c) Other than as set forth on the May 31, 1998 balance sheet contained in the North Financial Statements and such of the following as are incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement, estimates of which are set forth in Schedule 4.05, North has, on the date hereof and North covenants that it will have as of the Closing Date, no debts, liabilities, financial commitments or financial obligations (including, without limitation, unasserted claims) whether absolute or contingent, liquidated or unliquidated, or due or to become due or otherwise, except those incurred in the ordinary course of business, consistent with past practices, since the date of such balance sheet which are set forth in Schedule 4.05.

     SECTION 4.07 North Material Contracts.

     (a) Schedule 4.07(a) sets forth a complete and correct list of all agreements which are material to the assets, financial condition, business or operations of North. True and complete copies of all Material Contracts have been delivered to Motoguzzi or made available for inspection.

     (b) Except as set forth in any of the North Disclosure Schedules, all Material Contracts are valid and in full force and effect and North has not received notice from any other party thereto that it has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any

Material Contract, except for defaults that would not reasonably be expected to have, either singly or in the aggregate, a North Material Adverse Effect. None of the rights of North under any of the Material Contracts is subject to any Liens of record. Except as set forth in any of the North Disclosure Schedules, North has not received notice from any other party thereto that it has breached any express or implied representations, warranties or covenants in connection with such Material Contracts, except for breaches that, individually and in the aggregate, will not have a North Material Adverse Effect.

     SECTION 4.08 Litigation. Other than as set forth on any of the North Disclosure Schedules, there are no actions, suits, arbitrations, mediations or other proceedings pending or, to its knowledge, threatened against North at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal. Neither North nor its property is subject to any order, judgment, injunction or decree which could have either singly or in the aggregate, a North Material Adverse Effect.

     SECTION 4.09 Bank Accounts. Schedule 4.09 sets forth the name of each bank in which North has an account, safe deposit, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto and the names of all persons, if any, holding powers of attorney over such accounts from North.

     SECTION 4.10 Disclosure. No representation or warranty by North contained in this Agreement and no information contained in any schedule, financial statement or other instrument furnished or to be furnished to Motoguzzi by North pursuant to this Agreement or in connection with the transactions contemplated hereby, when taken together with the North Reports, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     SECTION 4.11 Investment Bankers. Other than fees payable to and expenses of Allen & Company Incorporated, which fees and expenses will be paid solely by North, in cash and warrants as provided herein and in the North Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of North.

     SECTION 4.12 Securities Issued as Merger Consideration. The Class A Common Stock, Class B Preferred Stock and Nominal Warrants, when issued as a result of the Merger shall be duly authorized and issued by North and the Class A Common Stock and Class B Preferred Stock will be fully paid and non-assessable shares of capital stock of North. The shares of Class A Common Stock purchasable upon exercise of the Nominal Warrants and the Continuation Warrants have been duly reserved for issuance and, when issued in accordance with the terms of the Nominal Warrants and the Continuation Warrants, shall be duly authorized and issued by North and fully paid and non-assessable.

     SECTION 4.13 Licenses and Permits; Compliance with Laws. North holds all permits, licenses and approvals from all federal, state and local governmental authorities, foreign or domestic, necessary for it to own its properties and to carry on its business as now being conducted except for such of the foregoing, the absence of which would not have a North Material Adverse Effect. North is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended ("Investment Company Act") and is not, and has not been, required to register under the Investment Company Act.

     SECTION 4.14 Records. The books of account, minutes books, stock certificate ledger and stock transfer ledger of North are complete and correct in all material respects , and there have been no material transactions involving North of the type typically recorded in such records which were not so recorded.

     SECTION 4.15 No Illegal or Improper Transactions. Neither North, nor any officer, director, employee, agent or affiliate of North, has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for the benefit of North,
(ii) illegally or improperly facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

     SECTION 4.16 License Fee. All fees payable in connection with the use of the "Sma2rt" and or other related trademarks have been paid by North.

     SECTION 4.17 Indemnification Agreements. Other than as provided in the Certificate of Incorporation or By Laws of North, North is not a party to any agreement, undertaking, understanding or obligation, express or implied, to indemnify any current or former director of North arising out of any acts or events occurring prior the date hereof.

     SECTION 4.18 Taxes, Tax Returns and Audits. North has (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) filed or caused to be filed, or have properly filed extensions for, all tax returns which are required to be filed and have paid or caused to be paid all taxes required therein to be paid and all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. North has or will have established adequate reserves on its books and records and financial statements (including the May 31, 1998 balance sheet) for such payment in accordance with GAAP. North has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. North has paid or caused to be paid, or has established reserves that it reasonably believes to be adequate in all material respects, for all tax liabilities applicable to it for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

                                    ARTICLE V
                             NATURE AND SURVIVAL OF
                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

     SECTION 5.01 Survival. Each statement, representation, warranty, covenant and agreement made by any Party to another under this Agreement shall remain in effect continuously until the Closing, and the representations, warranties, covenants, and agreements made by Motoguzzi and TRG shall survive the Closing and shall terminate at such time as the right of North to assert claims against the Remedy Fund (as hereinafter defined) under such statement, representation, warranty, covenant or agreement as provided in Article X so terminates, provided that such termination shall not affect North's rights in respect of any claims asserted in accordance with Article X prior to such termination, and provided further that nothing contained herein shall limit any Party's rights and remedies under Article XI.

                                   ARTICLE VI
                         COVENANTS OF MOTOGUZZI AND TRG

     SECTION 6.01 Conduct of Business. Motoguzzi covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in or as contemplated by this Agreement, including without limitation the actions described in Section 6.13, and except for actions taken in furtherance of any transaction specified in any of the Motoguzzi Disclosure Schedules attached hereto, Motoguzzi and the Motoguzzi Subsidiaries shall:

     (a) conduct their businesses only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of Motoguzzi and the Motoguzzi Subsidiaries, use their best efforts to preserve the current relationships of Motoguzzi and the Motoguzzi Subsidiaries with customers and other persons with which Motoguzzi and the Motoguzzi Subsidiaries have significant business relations, taken as a whole, preserve the goodwill of Motoguzzi and the Motoguzzi Subsidiaries, taken as a whole, and comply with all requirements of law, the violation of which are reasonably likely to have a Motoguzzi Material Adverse Effect;

     (b) not sell, transfer or dispose of all or any part of its capital stock;

     (c)  not (i)  issue  any  shares  of its  capital  stock  nor any  options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock or any other class of equity securities of Motoguzzi; or (ii) amend or otherwise modify the terms of any such securities, options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or if the effect thereof shall be to make such terms more favorable to the holders thereof;

     (d) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of its capital stock, or directly or indirectly redeem or purchase any such capital stock except for dividends or distributions by a Motoguzzi Subsidiary to Motoguzzi, or redemptions or purchases of capital stock of Motoguzzi Subsidiaries;

     (e) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any security holder of Motoguzzi, including without limitation TRG, OAM or any of their affiliates, or otherwise withdraw, cash or cash equivalents in any manner inconsistent with its established cash management practices, except to pay existing obligations of Motoguzzi and the Motoguzzi Subsidiaries in accordance with their terms;

     (f) not change any of its methods of accounting in effect at March 31, 1998;

     (g) not prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices and as contemplated by this Agreement;

     (h) not enter into, or modify in any material respect or terminate any Material Contract or Permit if same would cause a Motoguzzi Material Adverse Effect, except as required by applicable law;

     (i) not take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate as of the Closing Date or in any of the conditions to the Merger not being satisfied, if such inaccuracy or non-satisfaction of condition would permit termination of this Agreement by North in accordance with Article IX hereof; or

     (j) not agree in writing or otherwise to do any of the foregoing.

     SECTION 6.02 Access to Information; Confidentiality.

     (a) Between the date of this Agreement and the Closing Date, Motoguzzi will
(i)  permit  North and  their  Representatives  reasonable  access to all of the


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


books, records, reports and other related materials, offices and other facilities and properties of Motoguzzi and the Motoguzzi Subsidiaries; (ii) permit North and their Representatives to make such inspections thereof as they may reasonably request; and (iii) furnish North and their Representatives with such financial and operating data (including without limitation the work papers of Motoguzzi's accountants) and other information with respect to Motoguzzi and the Motoguzzi Subsidiaries as North may from time to time reasonably request.

     (b) TRG and Motoguzzi shall hold and shall cause their affiliates and Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning North furnished to them by North or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by TRG or Motoguzzi, (ii) in the public domain through no fault of TRG or Motoguzzi or (iii) later lawfully acquired by TRG or Motoguzzi from another source, which source shall not be the agent of North or person under confidentiality obligation to North) and, except as otherwise required by applicable law, rule or regulation, neither TRG nor Motoguzzi shall release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement.

     SECTION 6.03 Maintenance of Insurance. Through the Closing Date, Motoguzzi shall maintain insurance policies providing insurance coverage for its consolidated business and the assets of Motoguzzi of substantially the same kinds, in substantially the same amounts and against substantially the same risks as are in effect on the date hereof to the extent that such coverage is available at a cost not greater than 200% of the present cost of such coverage.

     SECTION 6.04 No Other Negotiations. Unless and until this Agreement shall have been terminated pursuant to its terms, neither Motoguzzi nor any of its Representatives, officers, directors or affiliates shall, directly or indirectly, solicit, institute, initiate, or pursue or respond to any inquiries or enter into discussions, proposals or negotiations with any person concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving Motoguzzi or any of its assets or disclose, directly or indirectly, other than to the shareholders of Motoguzzi, any information not customarily disclosed to the public or such shareholders concerning Motoguzzi, or except as required by law, afford to any other person access to the properties, books or records of Motoguzzi, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets of Motoguzzi or recommend to its shareholders any of the foregoing. Motoguzzi shall promptly notify North of any direct or indirect inquiries, discussions, proposals or negotiations.

     SECTION 6.05 No Securities Transactions. Neither Motoguzzi nor any of its affiliates shall engage in any transactions involving the securities of North prior to the Closing Date.

     SECTION 6.06 Fulfillment of Conditions. TRG and Motoguzzi shall use its respective commercially reasonable efforts to fulfill, or cause to be fulfilled, the conditions specified in Articles VIII and IX applicable to it to the extent that the fulfillment of such conditions is within its respective control. The foregoing obligation includes taking or refraining from such reasonable actions as may be necessary to fulfill such conditions (including Motoguzzi and the Motoguzzi Subsidiaries conducting their businesses in such manner that on the Closing Date the representations and warranties of TRG and Motoguzzi contained herein shall be accurate as though then made, except as contemplated or permitted by the terms hereof).

     SECTION 6.07 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, each of TRG and Motoguzzi shall give North prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause its respective representations and warranties contained herein to be inaccurate or otherwise misleading in a material respect, (c) could reasonably be expected to give North any reason to believe that any of the conditions set forth in Article IX will not be satisfied, or (d) is of a nature that such constitutes or may constitute a Motoguzzi Material Adverse Change.

     SECTION 6.08 Assignment or Transfer of Contracts, Leases and Permits. Motoguzzi shall, in consultation with North and its Representatives, promptly take all necessary action to, and shall use its commercially reasonable efforts to obtain consents under all Material Contracts and Permits which require the consent of any other party or person to the assignment or transfer thereof either by the terms thereof or as a matter of law to the extent that any assignment or transfer thereof would be deemed to have occurred thereunder by reason of the consummation of the Merger.

     SECTION 6.09 Information for Proxy Statement. Motoguzzi will cooperate with North in the preparation of North's Proxy and Registration Statement referred to in Section 7.05 and furnish to North all information concerning itself and its officers and directors as North or its counsel may reasonably request and that is required or customary for inclusion in such Proxy and Registration Statement. Motoguzzi covenants that all of such information which has been approved by TRG, Motoguzzi or their counsel (which approval will be evidenced by a writing identifying the document, by draft date or otherwise, prior to filing thereof with the Securities and Exchange Commission) and is included in such Proxy and Registration Statement and any other written information furnished by Motoguzzi for inclusion in the Proxy and Registration Statement will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934 ("Exchange Act") and will not at the time of the effectiveness of the Proxy and Registration Statement and any amendments thereof or supplements thereto and at the time of the North stockholders meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein and necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing with the Commission of


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such Proxy and Registration Statement or any amendment thereof or any supplement thereto or any earlier communication to the stockholders of North with respect to the transactions contemplated by this Agreement.

     SECTION 6.10 Cold Comfort Letter. Upon North providing Arthur Andersen, LLP, the accountants for Motoguzzi ("Motoguzzi Accountants"), with a representation letter in accordance with paragraphs 5, 6 and 7 of the Statement on Auditing Standards regarding Letters for Underwriters, Motoguzzi shall cause to be delivered to North a letter of Motoguzzi's Accountants, dated the effective date of the Proxy and Registration Statement, and addressed to North, in form and substance satisfactory to North (with such changes to which North shall consent, it being understood that such consent shall not be unreasonably withheld), to the effect that:

     (a) they are independent certified public accountants with respect to Motoguzzi within the meaning of the Exchange Act, including the applicable published regulations thereunder;

     (b) the consolidated financial statements of Motoguzzi certified by them and included in the Proxy and Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, including the published regulations thereunder; and

     (c) they have carried out procedures to a specified date not more than five business days prior to the date of the Proxy and Registration Statement that do not constitute an audit in accordance with GAAP of the consolidated financial statements of Motoguzzi, as follows: (i) read the unaudited financial statements of Motoguzzi included in the Proxy and Registration Statement, (ii) read the unaudited consolidated financial statements of Motoguzzi for the period from the date of the most recent financial statements included in the Proxy and Registration Statement through the date of the latest available interim financial statements, (iii) read the minutes of the meetings of stockholders and Boards of Directors of Motoguzzi from the date of the most recent financial statements of Motoguzzi included in the Proxy and Registration Statement to such date not more than five business days prior to the date of the Proxy and Registration Statement and (iv) consulted with certain officers of Motoguzzi responsible for financial and accounting matters as to whether any of the changes  or  decreases  referred  to  below  has  occurred,  and  based  on such procedures, nothing has come to their attention which would cause them to believe that (A) any unaudited financial statements of Motoguzzi included in the Proxy and Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and of the published regulations thereunder; (B) such unaudited financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements of Motoguzzi included in the Proxy and Registration Statement; (C) as of such date not more than five business days prior to the date of the Proxy and Registration Statement, there was not, except as set forth in such letter, any
(1) change in capital  stock,  treasury  stock or long-term debt of Motoguzzi or
(2) any  decrease  in  capital in excess of par value,  retained  earnings,  net


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


assets, net current assets or investments of Motoguzzi, in each case as compared with the amounts shown in the most recent balance sheet of Motoguzzi included in the Proxy and Registration Statement or (D) for the period from the date of such balance sheet to the end of the month immediately preceding the date of the Proxy and Registration Statement, there were not, except as set forth in such letter, any decreases, as compared with the corresponding period in the preceding year, in revenues or in the total or per share amounts of income before extraordinary items, income before income taxes or net income of Motoguzzi.

     SECTION 6.11 Rule 145. Prior to the Closing Date Motoguzzi will identify in a certificate from its president to North all persons who he reasonably believes at the Effective Time will be deemed to be "affiliates" of Motoguzzi for the purposes of Rule 145 under the Securities Act. The certificates representing any securities to be issued pursuant to this Agreement to such "affiliates" will bear an appropriate legend reflecting the requirements of Rule 145. Prior to the Closing Date Motoguzzi will use its best efforts to cause each such person to enter into an agreement in form and substance reasonably acceptable to North pursuant to which each such person acknowledges his or its responsibilities as an "affiliate."

     SECTION 6.12 Lock-Up Agreements. At the Closing Date, Motoguzzi will deliver to North agreements from such of its common stockholders and preferred stockholders as set forth in Schedule 6.12 to the effect that the those persons will not publicly sell any of the Class A Common Stock to be received upon the Merger or receivable upon conversion of the Class B Preferred Stock for a period of six months from the Effective Time without the consent of the Independent Committee (as hereinafter defined) of the Surviving Corporation. The certificates representing any securities subject to these agreements will bear an appropriate legend reflecting the terms of the agreement.

     SECTION 6.13 Interim Financing. Motoguzzi and the Motoguzzi Subsidiaries may enter into negotiations to obtain financing and may enter into such loan agreements and other agreements related thereto, including without limitation issuance of warrants or other equity securities, as Motoguzzi determines, provided that (i) neither Motoguzzi nor the Motoguzzi Subsidiaries shall enter into any such agreements unless North has consented thereto in writing, which consent shall not be unreasonably withheld, provided that such consent shall not be required for the issuance of (and notwithstanding anything to the contrary provided in this Agreement, Motoguzzi may issue) warrants or other equity securities issued in connection therewith if such issuance does not reduce the equity ownership by North's stockholders in the Surviving Corporation (in which event appropriate adjustment shall be made to the amount of Merger Consideration allocated among the holders of outstanding Motoguzzi securities, but the aggregate Merger Consideration shall not be increased), provided further that North's consent shall be required and same may be withheld in North's sole discretion, for the issuance of any warrants or other equity securities which would reduce the equity ownership of North's stockholders in the Surviving
Corporation, (ii) such financing shall be repaid by Surviving Corporation contemporaneously with or promptly following the Closing Date, unless otherwise


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


agreed to by North in writing and (iii) such financing shall not be entered into after the Proxy and Registration Statement has been declared effective and mailed to North's Stockholders.

     SECTION 6.14 Lien Search. Motoguzzi shall use its best efforts to cause a search to be made to ascertain whether there are any Intercompany Liens on any assets of any Motoguzzi Subsidiary in Italy, provided that such kind of search is generally available in Italy and the cost thereof is not greater than $10,000.

                                   ARTICLE VII
                               COVENANTS OF NORTH

     SECTION 7.01 North Conduct of Business. North covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement, it will:

     (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of North, keep available the services of the current employees of North, preserve the current relationships with which North has significant business relations, preserve the goodwill of North and comply with all requirements of law, the violation of which could have a material adverse effect on the business or operation of North; practices of such business;

     (b) except for the granting of the Closing Date Options and for the issuance of shares of stock as described in Section 4.04, not pledge, sell, transfer, dispose of, or otherwise encumber or grant any rights or interests to others of any kind with respect to, all or any part of its capital stock or enter into any discussions or negotiations with any other party to do so;

     (c) not (i) issue any shares of its capital stock nor any options (other than the Closing Date Options and the issuance of shares of stock as described in Section 4.04), obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity; or (ii) amend or otherwise modify the terms of any such securities, options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or if the effect thereof shall be to make such terms more favorable to the holders thereof;

     (d) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of its capital stock, or directly or indirectly redeem or purchase any such capital stock or except as required by the Certificate of Incorporation of North in connection with the redemption of less than 20% of the outstanding shares of Class A Common Stock from persons who are not directors or officers of North.

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




     (e) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business and as set forth on Schedule 4.05), or distribute to any security holders of North or any of their affiliates, or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing obligations of North in accordance with its terms;

     (f) not change any of its methods of accounting in effect at August 31, 1997;

     (g) except pursuant to this Agreement, not prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices;

     (h) not enter into or modify in any material respect any material contract or lease of North;

     (i) not take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate as of the Closing Date or in any of the conditions to the Merger not being satisfied, if such inaccuracy or non-satisfaction of condition would permit termination of this Agreement by Motoguzzi or TRG in accordance with Article IX hereof;

     (j) not agree in writing or otherwise to do any of the foregoing; of

     (k) not incur any expenses or liabilities except to the extent contemplated herein and described in Schedule 4.05, without the prior written consent of Motoguzzi.

     SECTION 7.02 Fulfillment of Conditions. North shall use its best efforts to fulfill the conditions specified in Articles VIII and IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of North in such manner that on the Closing Date the representations and warranties of North contained herein shall be accurate as though then made).

     SECTION 7.03 Filing of Initial Listing Application with Nasdaq. As soon as practicable after the execution of this Agreement, North shall file with Nasdaq an application to approve listing on the Nasdaq Stock Market of the shares of Class A Common Stock and North shall take such actions as it reasonably deems appropriate to cause such application to be approved.

     SECTION 7.04 Access to Information; Confidentiality.

     (a) Between the date of this Agreement and the Closing Date, North will (i) permit Motoguzzi and its Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of North; (ii) permit Motoguzzi and its Representatives to make such inspections thereof as they may reasonably request; and (iii) furnish Motoguzzi and its Representatives with such financial and operating data (including without limitation the work papers of North's accountants) and other information with respect to North as Motoguzzi may from time to time reasonably request.

     (b) North shall hold and shall cause their Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning TRG or its affiliates furnished to them by Motoguzzi or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by North, (ii) in the public domain through no fault of North, or (iii) later lawfully acquired by North from another source, which source shall not be the agent of North or person under confidentiality obligation to Motoguzzi or its affiliates) and, except as otherwise required by applicable law, rule or regulation, North shall not release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement.

     SECTION 7.05 Proxy and Registration Statement.

     (a) North will prepare and file with the Securities and Exchange Commission ("Commission") as soon as reasonably practicable after the date hereof a proxy statement to be filed under the Exchange Act ("Proxy and Registration Statement") by North, to be distributed by North in connection with the North stockholder meeting and may be distributed by Motoguzzi in connection with the Motoguzzi stockholder meeting and to register the Merger Consideration, including shares of Class A Common Stock of North issuable upon conversion of the Class B Preferred Stock and upon exercise of the Nominal Warrants. During the course of the preparation of the Proxy and Registration Statement, Motoguzzi will be given reasonable opportunity to review and comment upon drafts of the Proxy and Registration Statement and the comments of the Commission thereon and responses thereto.

     (b) North covenants to Motoguzzi that the Proxy and Registration Statement will comply in all material respects with the applicable provisions of the Exchange Act and will not at the time of the effectiveness of the Proxy and Registration Statement and any amendments thereof or supplements thereto and at the time of the North stockholder meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing with the Commission of such Proxy and Registration Statement or any amendment thereof or any supplement thereto or any earlier communication to the stockholders of North with respect to the transactions contemplated by this Agreement; provided, however, that no representation, covenant or agreement is made by North with respect to information supplied or approved by or on behalf of Motoguzzi or its affiliates for inclusion in the Proxy and Registration Statement, as provided in Section
6.09 hereof. Subject to the fiduciary duty of the Board of Directors of North, the Proxy and Registration Statement shall contain statements, where appropriate, to the effect that the Board of Directors of North has approved this Agreement and the Merger and unanimously recommends that the stockholders of North vote in favor of approving this Agreement and the Merger and the other proposals presented in the Proxy and Registration Statement.

     SECTION 7.06 Amendments to Certificate of Incorporation and Stock Option Plan. The Proxy and Registration Statement will include provisions for the adoption of amendments to the Certificate of Incorporation of North to change the name of North from "North Atlantic Acquisition Corp." to "Moto Guzzi Corporation," to increase the authorized capital stock of North, to authorize the issuance of one or more classes of preferred stock and to provide for a board of directors with staggered terms of three years (five of whom are to be nominees of Motoguzzi, two of whom are to be nominees of North and one of whom is to be a nominee mutually acceptable to both Motoguzzi and North) and for the approval of one or more stock option plans which will include the Closing Date Options, conditioned upon the consummation of the Merger. The Proxy and
Registration Statement will also include provisions for the voting by shareholders for the elimination of North's Class B Common Stock, which shall be recommended by North's Board of Directors, but the consummation of the Merger shall not be conditioned upon such action being approved by North's stockholders.

     SECTION 7.07 No Securities Transactions. Neither North nor any of its Representatives or affiliates shall engage in any transactions involving the securities of TRG or Motoguzzi prior to the Closing Date.

     SECTION 7.08 No Other Negotiations. Until this Agreement shall have been terminated pursuant to its terms, neither North nor any of its Representatives, officers, directors or affiliates shall, directly or indirectly, solicit, institute, initiate, pursue or respond to any inquiries or enter into any discussions, proposals or negotiations with any person concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving North or any of its assets or disclose, directly or indirectly, other than to the shareholders of North, any information not customarily disclosed to the public or such shareholders concerning North, or except as required by law, afford to any other person access to the properties, books or records of North, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets of North or recommend to its shareholders any of the foregoing. North shall promptly notify Motoguzzi of any direct or indirect inquiries, discussions, proposals or negotiations.

     SECTION 7.09 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, North shall give Motoguzzi prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause its of the representations and warranties contained herein to be inaccurate or otherwise misleading, (c) could reasonably be expected to give Motoguzzi any reason to believe that any of the conditions set forth in Article IX will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of North.

     SECTION 7.10 Blue Sky Compliance. North shall make such filings in each jurisdiction wherein resides a shareholder of Motoguzzi as may be necessary under the laws of such jurisdiction to permit the issuance of the Merger Consideration thereto to the extent the laws of such jurisdiction permit such issuance.

     SECTION 7.11 Filing of Current Reports on Form 8-K. Promptly after execution of this Agreement, North shall file a Current Report on Form 8-K with the Commission to report the proposed Merger and the terms thereof.

     SECTION 7.12 Directors' and Officers' Resignations. North will obtain the resignations of all of the members of its Board of Directors and all of its officers, effective at the Effective Time.

     SECTION 7.13 Cold Comfort Letter. Upon Motoguzzi providing BDO Seidman, the accountants for North ("North Accountants"), with a representation letter in accordance with paragraphs 5, 6 and 7 of the Statement on Auditing Standards regarding Letters for Underwriters, North shall cause to be delivered to Motoguzzi a letter of North's Accountants, dated the effective date of the Proxy and Registration Statement, and addressed to Motoguzzi, in form and substance satisfactory to Motoguzzi (with such changes to which Motoguzzi shall consent, it being understood that such consent shall not be unreasonably withheld), to the effect that:

     (a) they are independent certified public accountants with respect to North within the meaning of the Exchange Act, including the applicable published regulations thereunder;

     (b) the consolidated financial statements of North certified by them and included in the Proxy and Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, including the published regulations thereunder; and

     (c) they have carried out procedures to a specified date not more than five business days prior to the date of the Proxy and Registration Statement that do not constitute an audit in accordance with GAAP of the consolidated financial statements of North, as follows: (i) read the unaudited financial statements of North included in the Proxy and Registration Statement, (ii) read the unaudited consolidated financial statements of North for the period from the date of the most recent financial statements included in the Proxy and Registration Statement through the date of the latest available interim financial statements,
(iii) read the minutes of the meetings of stockholders and Boards of Directors of North from the date of the most recent financial statements of North included in the Proxy and Registration Statement to such date not more than five business days prior to the date of the Proxy and Registration Statement and (iv) consulted with certain officers of North responsible for financial and accounting matters as to whether any of the changes or decreases referred to below has occurred, and based on such procedures, nothing has come to their attention which would cause them to believe that (A) any unaudited financial statements of North included in the Proxy and Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and of the published regulations thereunder;
(B) such unaudited financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements of North included in the Proxy and Registration Statement; (C) as of such date not more than five business days prior to the date of the Proxy and Registration Statement, there was not, except as set forth in such letter, any (1) change in capital stock, treasury stock or long-term debt of North or (2) any decrease in capital in excess of par value, retained earnings, net assets, net current assets or investments of North, in each case as compared with the amounts shown in the most recent balance sheet of North included in the Proxy and Registration Statement or (D) for the period from the date of such balance sheet to the end of the month immediately preceding the date of the Proxy and Registration Statement, there were not, except as set forth in such letter, any decreases, as compared with the corresponding period in the preceding year, in revenues or in the total or per share amounts of income before extraordinary items, income before income taxes or net income of North.

     SECTION 7.14 Lock-Up Agreements. At the Closing Date, North will deliver to Motoguzzi agreements from all of its officers and directors to the effect that those persons will not publicly sell any of the securities of the Surviving Corporation for a period of six months from the Effective Time without the consent of the Surviving Corporation.

                                  ARTICLE VIII
                         JOINT COVENANTS OF THE PARTIES

     SECTION 8.01 Further Action. Each of the Parties shall promptly execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     SECTION 8.02 Schedules. The Parties shall have the obligation to supplement or amend the schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the schedules. Supplementation or amendment of a representation or warranty that has a Motoguzzi Material Adverse Effect qualifier shall not create a right to terminate this Agreement under
Section 11.01(b) or 11.01(c) unless such supplementation or amendment reflects a Motoguzzi Material Adverse Effect. The obligations of the Parties to amend or supplement the schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of
Article X hereof, the representations and warranties of the Parties shall be made with reference to the schedules as they exist at the time of execution of this Agreement.

     SECTION 8.03 Regulatory and Other Authorizations. The Parties will promptly make all necessary filings and use their best efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement, including but not limited to the Securities and Exchange Commission and self-regulatory agencies, and will cooperate fully with each other in connection therewith.

     SECTION 8.04 Committees of the Board of Surviving Corporation. Prior to the Closing Date, the Parties will designate (i) three persons from among the proposed directors of the Surviving Corporation to be elected to a committee ("Independent Committee") of the Board of Directors of the Surviving Corporation, which will have the authority, among other things to determine if any action should or should not be instituted to recover Damages from the Remedy Fund and (ii) such other committees of the Board of Directors as would be required by Nasdaq if the Class A Common Stock were traded on Nasdaq. The Independent Committee shall be comprised of persons who are not and have not been during the ten years prior to the Effective Time employed by, affiliated with or a shareholder of TRG, OAM, Motoguzzi or any Motoguzzi Subsidiary.


     SECTION 8.05 Indemnification and Director and Officer Liability Insurance.

     (a) North and Motoguzzi agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current directors and officers of North and Motoguzzi as provided in the certificate of incorporation or bylaws of North and Motoguzzi, respectively, shall survive the Merger and shall continue in full force and effect in accordance with their terms.


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



     (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Motoguzzi, or by TRG to the extent that such policies provide coverage for Motoguzzi directors and officers (or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent that such premiums exceed an amount equal to 200% of the annual premiums paid as of the date hereof for such insurance and if such premiums exceed such amount the Surviving Corporation shall purchase insurance policies in amounts and with coverage as reasonably can be purchased for such amount.

     (c) The Surviving Corporation agrees to remain liable for any indemnification obligations to North's and Motoguzzi's current directors and officers, in all capacities in which such directors or officers served North and Motoguzzi prior to the Effective Time, as set forth in North's and Motoguzzi's certificate of incorporation and bylaws to the extent such indemnification by North and Motoguzzi is permitted under the DGCL.

     (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 8.05.

     (e) The provisions of this Section 8.05 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

     SECTION 8.06 Payment of Intercompany Indebtedness. All indebtedness owed by Motoguzzi and the Motoguzzi Subsidiaries to TRG and its subsidiaries, up to $800,000, remaining after the actions described in Section 2.06(b) are taken, subject to reduction in accordance with Section 11.01(b), shall be paid by Motoguzzi to TRG as soon after the Effective Time as practicable.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

     SECTION 9.01 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, or waiver by the other Party, at or prior to the Closing Date of the following conditions:

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




     (a) Approval by North's Stockholders. This Agreement shall have been approved by a vote of two-thirds in interest of the Class A Common Stock and Class B Common Stock (the latter of which is entitled to two votes per share), voting together as a single class in accordance with the DGCL and the Certificate of Incorporation and By-Laws of North, the other transactions contemplated hereby (other than those described in the last sentence of Section 7.06) shall have been approved by such vote of the Class A Common Stock and the Class B Common Stock as is required by the DGCL and the Certificate of Incorporation and By-Laws of North, and the aggregate number of shares of Class A Common Stock of North held by stockholders who are not officers and directors of North who exercise their right to have North redeem the shares of Class A Common Stock owned by them for cash in accordance with the Certificate of Incorporation of North shall not be more than 20% of the Class A Common Stock owned by such persons, outstanding as of the record date for approval of the transaction.

     (b) Approval by Motoguzzi Stockholders. The Merger will have been approved and adopted by the holders of the Old Motoguzzi Common Stock and Old Motoguzzi Preferred Stock, voting together as a single class in accordance with the DGCL and Certificate of Incorporation and By-Laws of Motoguzzi.

     (c) Directors and Officers of Surviving Corporation.  The persons listed in
Schedule 1.06 shall have been elected or appointed the directors or officers of Surviving Corporation, effective upon consummation of the Merger.

     (d) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Merger.

     (e) Dissenters. At the Closing Date, persons who are Dissenters and persons who reside in jurisdictions in which North may not legally offer the Merger Consideration will be the holders of such number of issued and outstanding Old Motoguzzi Common Stock and Old Motoguzzi Preferred Stock as would entitle them to receive, if they were not Dissenters, no more than 10% of the Merger Consideration.

     (f) Effectiveness of Registration Statement. The Proxy and Registration Statement shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Proxy and Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted.


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



     (g) Blue Sky. There shall be delivered to North and Motoguzzi a Blue Sky Memorandum prepared by North's counsel indicating the jurisdictions in which the Merger Consideration may be paid to holders of Old Motoguzzi Common Stock, Old Motoguzzi Preferred Stock and Old Motoguzzi Warrants, based upon, among other things, their mailing addresses.

     SECTION 9.02 Conditions to Obligations of Motoguzzi and TRG. The obligations of Motoguzzi to consummate the Merger and the obligations of Motoguzzi and TRG to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Motoguzzi and TRG, as applicable, at or prior to the Closing, of each of the following conditions:

     (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of North contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, and all the covenants contained in this Agreement to be complied with by North on or before the Closing Date shall have been complied with in all material respects, and Motoguzzi shall have received a certificate from an appropriate officer of North to such effect.

     (b) Legal Opinion. Motoguzzi shall have received from Graubard Mollen & Miller, counsel to North, a legal opinion addressed to Motoguzzi and dated the Closing Date, in the form of Exhibit F annexed hereto.

     (c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by North in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by officers of North as of the Closing, shall have been delivered to Motoguzzi and TRG.

     (d) Lock-Up Agreements. Motoguzzi shall have received from North the lock up agreements from all of North's officers and directors which provide that their securities of the Surviving Corporation may not be publicly sold for six months after the Effective Time unless such public sale is approved by the Surviving Corporation.

     (e) Cold Comfort Letter. TRG and Motoguzzi shall have received the cold comfort letter referred to in Section 7.13.

     (f) Inducement Letters. Motoguzzi shall have received from David Mitchell, in his capacity as Chief Executive Officer and Chairman of the Board of North, and from each other North director, acting in such capacity, a letter, reasonably satisfactory to Motoguzzi, to the effect that such person has not taken any actions and is not aware of any actions taken by any other party acting on behalf of North which would cause any of the representations, warranties and agreements of North contained herein to be breached in any material respect.

     (g) Tax Opinion. Motoguzzi shall have received an opinion of Morrison Cohen Singer & Weinstein, LLP to the effect that the Merger will constitute a tax-free reorganization pursuant to Code Section 368(a)(1)(A) (and the officers of North and Motoguzzi shall have delivered to such counsel customary representation certificates of a kind reasonably necessary to support such an opinion).

     SECTION 9.03 Conditions to Obligations of North. The obligations of North to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by North, at or prior to the Closing, of each of the following conditions.

     (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, except as permitted by Section 8.02, the representations and warranties of TRG and Motoguzzi contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, and all the covenants and agreements contained in this Agreement to be complied with by TRG or Motoguzzi on or before the Closing Date, shall have been complied with in all material respects by TRG and Motoguzzi, respectively, except that TRG and Motoguzzi shall not be in breach of their obligation contained herein as a result of non-compliance with a covenant or agreement which is substantively the same as a representation and warranty unless such representation and warranty is not true and correct as provided above, when restated as of the Closing Date, and North shall have received certificates from an appropriate officer of each of TRG and Motoguzzi, respectively, to such effect.

     (b) Legal Opinion. North shall have received from Morrison Cohen Singer & Weinstein, LLP, counsel to Motoguzzi, a legal opinion addressed to North dated the Closing Date, in the form of Exhibit G-1 annexed hereto. North shall have received from Italian counsel to Motoguzzi, a legal opinion relating to matters of Italian law addressed to North dated the Closing Date, in the form of Exhibit G-2 annexed hereto. North shall have received a legal opinion addressed to TRG and North from Maryland counsel to TRG, a copy of which is attached as Exhibit G-3.

     (c) Consents. Motoguzzi shall have obtained and delivered to North consents to the Merger of such third parties, if any, as are necessary to ensure the uninterrupted continuation of the Material Contracts, Leases and Permits with respect to the business of Motoguzzi and the Motoguzzi Subsidiaries.

     (d) No Motoguzzi Material Adverse Change. At the Closing, there shall have been no Motoguzzi Material Adverse Change.

     (e) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by TRG and Motoguzzi in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by the officers of TRG and Motoguzzi as of the Closing, shall have been delivered to North.

     (f) Rule 145 List. North shall have received from Motoguzzi the list of deemed "affiliates" under Rule 145.

     (g) Lock-Up Agreements. North shall have received from Motoguzzi the lock up agreements from the specified holders of Old Motoguzzi Common Stock and Old Motoguzzi Preferred Stock which provides that their Merger Consideration may not be publicly sold for six months after the Effective Time unless such public sale is approved by the Independent Committee.

     (h) Cold Comfort Letter. North shall have received from Arthur Andersen LLP, the comfort letter referred to in Section 6.10.

     (i) Fairness Opinion. North shall have received from Allen & Company Incorporated a fairness opinion dated on or prior to the effective date of the Proxy and Registration Statement in customary form stating in substance that the terms of the proposed transaction are fair, from a financial point of view, to the holders of North's Class A Common Stock.


                                    ARTICLE X
                       REMEDIES OF NORTH FOLLOWING MERGER

     SECTION 10.01 Scope of Article. This Article X shall apply solely in the event the Merger is consummated in accordance with this Agreement. This Article X is the sole and exclusive remedy for any Damages which may be suffered by any of the Parties or by the Surviving Corporation in connection with or relating to this Agreement, from and after consummation of the Merger.

     SECTION 10.02 Establishment of Remedy Fund. Contemporaneous with the consummation of the Merger, the Exchange Agent shall deliver in escrow to TRG, as escrow agent pursuant to the Escrow Agreement attached hereto as Exhibit H and subject to the provisions of Section 10.03, below, (x) all of the certificates for shares of Class B Preferred Stock comprising part of the Merger


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


Consideration, (the "Preferred Escrow Shares") and (y) certificates for 100,000 shares of Class A Common Stock comprising part of the Merger Consideration registered in the name of TRG (the "TRG Escrow Shares"; together with the Preferred Escrow Shares, collectively the "Remedy Fund"). To facilitate the transfer of the Preferred Escrow Shares pursuant to the Escrow Agreement, TRG is hereby designated and appointed by each holder of Class B Preferred Stock as the agent with irrevocable power of attorney to execute such stock powers as may be required to effectuate any transfer of the Preferred Escrow Shares. The Remedy Fund shall also include any and all stock distributions made in respect of the securities in the Remedy Fund, such distributions to be held pursuant to the Escrow Agreement. Subject to the limitations set forth in this Article X, hereof, from and after the Effective Time, (i) the entire Remedy Fund shall be available to compensate the Surviving Corporation for any Damages which may be sustained, suffered or incurred by it, whether as a result of any Third Party Claim or otherwise, which arise from or are in connection with or are attributable to (x) the breach of any of the covenants, representations, warranties, agreements, obligations or undertakings of Motoguzzi contained in this Agreement, or (y) any judgment, order, government notice, government demand or other government sanction, including any remediation or other action taken in response thereto, arising out of or based upon any condition existing at the Closing Date which is not described in the Ecoservice Srl report identified in the Motoguzzi Disclosure Schedules and which violates any Laws, regardless of whether the representation in Section 3.07 (b) or (c) is breached, and (ii) the TRG Escrow Shares and such of the Preferred Escrow Shares as are owned by TRG shall also be available to compensate the Surviving Corporation for any Damages which may be sustained, suffered or incurred by it, whether as a result of any Third Party Claim or otherwise, which arise from or are in connection with or are attributable to the breach of any of the covenants, representations, warranties, agreements, obligations or undertakings of TRG contained in this Agreement. Upon final adjudication or resolution of a claim under this Article X, TRG shall first deliver to the Surviving Corporation, such full number of the Preferred Escrow Shares held in the Remedy Fund as equals or fractionally exceeds the adjudicated or resolved amount of such claim divided by the Market Price (as defined below) of the Class A Common Stock plus $1.00, and if the claim is not fully recompensed by the delivery of the Preferred Escrow Shares, then, additionally, that full number of TRG Escrow Shares held in the Remedy Fund as equals or fractionally exceeds the amount of such claim remaining after delivery of the Preferred Escrow Shares divided by the Market Price of the Class A Common Stock. The "Market Price" of a share of Class A Common Stock will be deemed to be the average of the last sales prices of the Class A Common Stock for the ten business days ending on the day immediately prior to the final adjudication or resolution of a claim under this Article X, as reported by The Nasdaq Stock Market or any other United States stock exchange on which the Class A Common Stock is listed, or in the absence of such reported prices, the determination of Market Price shall be made jointly by TRG and the Independent Committee. Any TRG Escrow Shares and Preferred Escrow Shares delivered to the Surviving Corporation in settlement of a claim under this Article X will be canceled and returned to the status of authorized and un-issued shares of capital stock of the Surviving Corporation. If the Merger is consummated, TRG shall not, in any event, have any liability to North, the Surviving Corporation, their respective stockholders or any other person for any Damages except to the extent of its interest in the Remedy Fund.

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




     SECTION 10.03 Claims Against Remedy Fund. TRG is hereby designated the agent of holders of Class B Preferred Stock for purposes of prosecuting, defending or settling any claim brought under this Article X. Actions taken or omitted to be taken, and or consents given, or omitted to be given, by TRG in connection with any such claim shall bind the interests of all of such holders of Class B Preferred Stock in respect of such claim. Upon determination by the Independent Committee that an event giving rise to a claim under Section 10.02 above has occurred, the Independent Committee shall give notice to TRG of such determination, specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any claim the Surviving Corporation may have against the Remedy Fund as a result thereof, and (iii) whether such claim arises from the commencement of a Third Party Claim. The Independent Committee and TRG shall, in good faith, attempt to resolve any such claim. If, within 30 days of its notification to TRG, any claim has not been resolved, the Independent Committee or TRG, individually and as agent for all holders of Class B Preferred Stock, shall have the right, but not the obligation, to seek to have the claim resolved by mediation by submission to JAMS/Endispute or its successor, and if the matter is not resolved through such mediation process within the first to occur of (i) the expiration of 60 days from such submission, or (ii) the holding of two meetings of TRG and North (acting by such independent Committee) with such mediator, then such claim shall be submitted to final and binding arbitration, provided, however, that (x) except for an action arising out of a breach by TRG of any of the representations or warranties made, or covenants given, by TRG hereunder, no mediation or arbitration shall be brought against TRG except solely in its capacity as agent for the holders of Class B Preferred Stock and (y) any claim which arises from a Third Party Claim shall not be resolved or submitted to mediation or arbitration until 30 days following resolution of such Third Party Claim, and TRG, as agent for the Surviving Corporation, (i) shall have the right to assume the defense of such Third Party Claim, by counsel reasonably acceptable to the Independent Committee, the cost thereof to be borne by the Surviving Corporation, subject to reimbursement if it is determined that the claim is compensable to the Surviving Corporation as provided in this Article X, in which event such costs shall constitute part of the Damages, recoverable as and to the extent provided in this Article X and (ii) TRG may settle any such Third Party Claim on behalf of the Surviving Corporation, subject to the reasonable approval of the Independent Committee. Upon final adjudication or settlement of any claim under Section 10.02, TRG shall deliver to the Surviving Corporation that number of Preferred Escrow Shares and TRG Escrow Shares sufficient to recompense Surviving Corporation in satisfaction of such claim as calculated in Section 10.02 above, from the Remedy Fund; provided, however, that the TRG Escrow Shares shall not be so delivered unless and until all of the Preferred Escrow Shares have been so delivered. In any action or proceeding between the Parties hereto, each Party shall bear its own costs and expense, except as otherwise provided in Section 10.08.

     SECTION 10.04 Duration of Remedy Fund. Other than claims for breach of the representations and warranties made by Motoguzzi under Sections 3.01, 3.02, 3.04, 3.10, 3.22 and the first sentence of Section 3.15 (collectively "Core Claims"), no notice of claim against the Remedy Fund may be given and shall not be valid if given, after the 60th day following the mailing by certified mail, return receipt requested, or delivery by hand, to each then-serving member of the Board of Directors of the Surviving Corporation of the audited financial statements of the Surviving Corporation for its fiscal year ending December 31, 1998, together with the executed report of the auditors, and on such 60th day, there shall be released to TRG the TRG Escrow Shares except to the extent of the amount by which the aggregate dollar amount of all claims then asserted under this Article X exceeds the value of the Preferred Escrow Shares then remaining in the Remedy Fund as calculated in Section 10.02 above. Notice of Core Claims against the Remedy Fund may not be given, and shall not be valid if given, after the 60th day following the mailing by certified mail, return receipt requested, or delivery by hand, to each then-serving member of the Board of Directors of the Surviving Corporation of the audited financial statements of the Surviving Corporation for the fiscal year ending December 31, 1999, together with the executed report of the auditors. Except as provided hereinabove in respect of the TRG Escrow Shares, the Remedy Fund will remain in place until the later of
(i) the date of final settlement or adjudication of any pending claims made against the securities in the Remedy Fund and delivery of the appropriate securities, or (ii) the date after which no notice of claims may be given. After delivery of securities from the Remedy Fund to the Surviving Corporation in full settlement of any claims, TRG shall deliver to the registered owners thereof all shares then held by it in the Remedy Fund.

     SECTION 10.05 Amount of Claim. No claim may be brought against the Remedy Fund unless, and then and only to the extent that, the amount of Damages suffered in respect of all claims asserted, without duplication, net of any offsets pursuant to Section 10.06 below exceeds $750,000.

     SECTION 10.06 Offset. There shall be offset against the amount of Damages otherwise recoverable under this Article X, an amount equal to the difference obtained (not less than $0) by subtracting (x) the Book Value (as defined below) of all Specified Assets (as defined below) which are sold or disposed of as provided in clause (y), from (y) the aggregate consideration paid and agreed to be paid (after deduction for sales commissions, sale expenses and sales and income taxes and any similar deductions) to Motoguzzi from the sale to a bona fide, third party purchaser in an arms-length transaction, of such Specified Assets or the receipt by Motoguzzi of insurance or condemnation proceeds in respect of the total or partial loss of or condemnation in respect of such Specified Assets, in all events at any time after December 31, 1997 and prior to resolution of any claim brought against the Remedy Fund, less the amount of any loss sustained upon a sale of a Specified Asset or upon a destruction or condemnation of a Specified Asset from the Book Value of that Specified Asset. The amount of such offset shall be further reduced by the amount of any consideration for any Specified Asset agreed to be paid to the extent that such consideration must be discounted in accordance with GAAP. In no event shall the amount of offset hereunder be less than $0. The Book Value of a Specified Asset shall be derived from the Motoguzzi Consolidated Balance Sheet as at December 31, 1997, increased by any amount actually expended by Motoguzzi since December 31, 1997 to improve its cash sale value. The Specified Assets shall include only those assets of Motoguzzi as of December 31, 1997 in the following categories: real property, fixtures, plant, equipment and machinery, and those items comprising the Motoguzzi Museum, none of which has been sold as of the date hereof, except for non-material sales which, in the aggregate, have resulted in a gain of not more than $15,000.

     SECTION 10.07 Representations and Warranties. For purposes of this Article X, for breach of a representation or warranty of a Party under this Agreement, the representations and warranties shall be the representations and warranties of a Party made herein, on the date hereof, without subsequent supplementation, modification or amendment.

     SECTION  10.08  Mediation  and  Arbitration.  Subject to the  provisions of
Section 10.03, the Parties agree that any and all disputes, claims or controversies arising out of or relating to the Escrow Fund or any other claim for Damages under this Article X, including without limitation the validity of such claim or the amount of Damages, if not resolved by the Parties, will be submitted to JAMS/Endispute, or its successor, for mediation, and if the matter is not resolved through mediation, then it will be submitted for final and binding arbitration. Any such arbitration shall be final and binding arbitration, conducted in accordance with the commercial arbitration rules of the American Arbitration Association, and shall be held in New York City. The costs of mediation and arbitration shall be allocated by the mediator or by order of the arbitrators, as the case may be.

                                   ARTICLE XI
                                   TERMINATION

     SECTION 11.01 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing only as follows:

     (a) By mutual written consent of North on the one hand and Motoguzzi and TRG on the other hand;

     (b) By either Motoguzzi or TRG on the one hand or North on the other hand (if the terminating party is not then in material breach of its obligations hereunder) if (i) a material default or breach shall be made by the other Party with respect to the due and timely performance of any of its covenants and agreements contained herein and such default cannot be cured within a reasonable period of time, provided, however, that with respect to those covenants and agreements made by Motoguzzi or TRG which are substantively the same as representations and warranties of Motoguzzi or TRG, the foregoing shall be limited to only those covenants and agreements, the non-performance of which also results in such representation and warranty not being true and correct as provided in clause (ii) hereof, or (ii) if any of the other Party's representations and warranties (x) made without any materiality standard, are not true and correct in all material respects as of the Closing Date or (y) made with any materiality standard, are not true and correct as of the Closing Date. Notwithstanding the foregoing, if, on the Closing Date there are any

Intercompany Liens, then (A) if such Intercompany Liens secure indebtedness in an aggregate amount greater than U.S. $1,500,000 then North may terminate this Agreement and (B) if such Intercompany Liens secure indebtedness in an aggregate amount greater than U.S. $550,000, then for purposes of this Section 11.01(b) neither Motoguzzi nor TRG shall be deemed to have breached any representation or warranty contained in this Agreement, provided that such indebtedness in excess of U.S. $550,000 shall be reduced by reduction of the $800,000 intercompany indebtedness described in Section 2.06(b), on a dollar-for-dollar basis, and application of the amount of such reduction of intercompany indebtedness to reduce the indebtedness in excess of $550,000 which is secured by such Intercompany Liens.

     (c) By North if (i) Motoguzzi makes an amendment or supplement to any Schedule hereto in accordance with Section 8.02 hereof and such amendment or supplement reflects a Motoguzzi Material Adverse Effect after the date hereof, or (ii) a Motoguzzi Material Adverse Change shall have occurred after the date hereof, or (iii) Motoguzzi enters into any agreement to effect any transaction described in Section 6.04 or Motoguzzi's Board of Directors withdraws its recommendation of the Merger or recommends to Motoguzzi's shareholders the approval of any such transaction other than the Merger;

     (d) By Motoguzzi if (i) North makes an amendment or supplement to any schedule hereto in accordance with Section 8.02 hereof and such amendment or supplement reflects a North Material Adverse Effect, after the date hereof, or
(ii) North  enters into any  agreement  to effect any  transaction  described in
Section 7.08 or North's Board of Directors withdraws its recommendation of the Merger or recommends to North shareholders the approval of any such transaction other than the Merger;

     (e) By Motoguzzi or TRG on the one hand or North on the other hand if the Effective Time has not occurred within six months following the date of this Agreement for any reason unless the Parties agree to an extension in writing, provided that the right to terminate this Agreement under this Paragraph (e) shall not be available to a Party that is in breach of any representation, warranty or covenant in this Agreement, which breach would entitle any other Party to terminate this Agreement;

     SECTION 11.02 Effect of Termination. In the event of termination pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other Parties and all obligations (except as set forth in this Section 11.02) of the Parties shall terminate and no Party shall have any right against any other Party hereto. Notwithstanding the foregoing, (i) if this Agreement is so terminated by any Party under Section 11.01(b), (c) or (d) above, (other than a termination resulting from a breach of a representation or warranty which was true when made, but which cannot subsequently be restated as true as a result of the occurrence of events or circumstances beyond the control of the representing Party), it is expressly agreed and understood that the terminating Party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages (other than consequential damages, which damages shall not be recoverable), relating thereto, shall survive such termination unimpaired, subject however to Section 11.03 and to the extent North recovers any Damages against Motoguzzi, TRG will pay such Damages if not paid promptly by Motoguzzi; or (ii) if this Agreement is terminated by North under Section 11.01(c)(iii) and within 365 days thereafter Motoguzzi consummates any transaction described in Section 6.04, or if Motoguzzi refuses to consummate the Merger despite the satisfaction of all conditions precedent to Motoguzzi's obligation to do so, or Motoguzzi does not in good faith use its commercially reasonable efforts to satisfy all the conditions precedent to North's obligation to consummate the Merger which are within Motoguzzi's control, and provided that North is not in material breach of its obligations contained in this Agreement, Motoguzzi shall pay to North in lieu of any other right or remedy of North or any claim for any Damages which North might otherwise have, the greater of (A) the sum of $500,000 as liquidated damages and not as a penalty, or (B) the actual documented out-of-pocket expenses of North related solely and directly to the transaction contemplated by this Agreement (such applicable amount being referred to as the "Motoguzzi Breakup Fee") promptly following demand therefor by North and if Motoguzzi fails to do so, then TRG shall pay the Motoguzzi Break-Up Fee; or (iii) if this Agreement is terminated by Motoguzzi under
Section 11.01(d)(ii) or if North refuses to consummate the Merger despite the satisfaction of all conditions precedent to North's obligation to do so, or North does not in good faith use its commercially reasonable efforts to satisfy all the conditions precedent to Motoguzzi's obligation to consummate the Merger which are within North's control, and provided that Motoguzzi is not in material breach of its obligations contained in this Agreement and if, but only if, in any such event, within 365 days thereafter North consummates any transaction described in Section 7.08, North shall pay to Motoguzzi, as liquidated damages and not as a penalty, and in lieu of any other right or remedy of Motoguzzi or any claim for Damages which Motoguzzi or TRG might otherwise have, the sum of $500,000 ("North Breakup Fee") promptly following demand therefor by Motoguzzi. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

     (a) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party, relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

     (b) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with Sections 6.02(b) and 7.04(b) hereof which sections shall survive termination and abandonment.

     SECTION 11.03 Limitation on Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, neither TRG, Motoguzzi, any Motoguzzi Subsidiary or any officers, directors, affiliates, agents or Representatives of any of the foregoing will make any monetary claim against North to the extent that such claim would adversely affect the amount of funds available for distribution to North's Class A stockholders from the escrow funds held by Chase Manhattan Bank established with part of the proceeds of the public offering by North in August 1997, except in the circumstances in which North would be obligated to pay the North Breakup Fee (and in such event only to the extent of such North Breakup Fee). Notwithstanding anything to the contrary elsewhere in this Agreement, if the Merger is not consummated, neither North, nor any officers, directors, affiliates, agents or Representatives of North will make any monetary claim against Motoguzzi or TRG in excess of the actual documented out-of-pocket costs and expenses incurred by North in connection with the transactions contemplated by this Agreement, except in the circumstances in which Motoguzzi would be obligated to pay the Motoguzzi Breakup Fee (and in such event only to the extent of the Motoguzzi Breakup Fee).

                                   ARTICLE XII
                                   DEFINITIONS

     SECTION 12.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

     "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by a Party in any action or proceeding between such Party and the other Party or Parties hereto or between such Party and a third party, which is determined (as provided in Article X or Article XI) to have been sustained, suffered or incurred by a Party and to have arisen from or in connection with an event or state of facts which is subject to claim under such
Article X or Article XI; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement.

     "Environmental, Health, and Safety Requirements" means all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Lien"  means  any  lien,  claim,   charge,   option,   security  interest,
restriction or encumbrance.

     "Motoguzzi Material Adverse Change" means any material adverse change in the condition, financial or otherwise, of Motoguzzi and the Motoguzzi Subsidiaries, taken as a whole, from such condition as it existed at December 31, 1997, and as reflected in Motoguzzi's December 31, 1997 Financial Statements, excluding, however, (i) any suspension of operations of Motoguzzi and the Motoguzzi Subsidiaries, taken as a whole unless such suspension continues for more than 30 consecutive business days, (ii) any decrease in sales of Motoguzzi motorcycles to unaffiliated third parties unless such decrease is at a rate, determined on a cumulative basis for the period January 1, 1998 through the end of the month immediately preceding the month in which a determination is made (the "Operating Period"), which is greater than 900 motorcycles below the Motoguzzi 1998 motorcycles sales budget for the Operating Period, provided that motorcycles which are sold at more than 30% off of Motoguzzi's suggested retail price shall not be deemed sold for purposes hereof,
(iii) any recall of motorcycles unless such recall is for more than 1,000 motorcycles and requires that repairs be made which will cost greater than 20% of Motoguzzi's suggested retail price of such motorcycles, (iv) any interruption in supply of material components or other materials necessary for the manufacture and assembly of motorcycles, unless such interruption lasts for more than 60 days and results in a decrease in production of more than 500 motorcycles, or (v) the assertion after the date hereof of any claims, the incurring after the date hereof of any liabilities or the occurrence after the date hereof of any other event or circumstance unless such claims or liabilities, or losses or costs related to such events or circumstances, individually or in the aggregate are in excess of $3 million after reduction to the extent of any applicable insurance coverage and (A) if it is a claim or liability, it has a manifestly reasonable likelihood of success, and (B) if it is a claim or liability which results from a notice or demand by any governmental agency, (x) such governmental agency shall have competent jurisdiction and (y) the ability of such governmental agency to enforce against Motoguzzi any claim or liability in respect thereof would not terminate as a result of Motoguzzi relocating its manufacturing and assembly operations away from its present premises at Mondello, Italy or the substance of such claim would not be cured by Motoguzzi incurring capital expenditures which are included in its capital expenditure budget.

     "Motoguzzi Material Adverse Effect" means a material adverse effect on the results of operations, financial condition, business, assets or prospects of Motoguzzi and the Motoguzzi Subsidiaries (as defined hereinafter) taken as a whole; provided that if the foregoing has a financial effect then a Motoguzzi Material Adverse Effect shall be deemed to exist if such financial effect is greater than $750,000; provided further, that if the applicable event, circumstance or occurrence is included in any of clauses (i) through (v) of the definition of Motoguzzi Material Adverse Change, then only for purposes of determining whether the condition in Section 9.03(a) has been satisfied and whether this Agreement may be terminated as provided in Section 11.01(b) or
Section  11.01(c),  a  Motoguzzi  Material  Adverse  Effect  shall not be caused
thereby  unless  a  Motoguzzi   Material  Adverse  Change  would  have  resulted
therefrom.

     "Motoguzzi Subsidiaries" means Motoguzzi S.p.A, Moto Guzzi France S.A., and Moto America, Inc.

     "North Material Adverse Effect" means a material adverse effect on the results of operations, financial condition, business, assets or prospects of North.

     "Party"  means  each  of  North,  Motoguzzi  and  TRG  (collectively,   the
"Parties").

     "Representatives"   of  either   Party   means  such   Party's   employees,
accountants,   auditors,   actuaries,   counsel,  financial  advisors,  bankers,
investment bankers and consultants.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

     "Third Party Claim" means a claim, demand, suit, proceeding or action by a person, firm, corporation or government entity other than a Party or any affiliate of such Party.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     SECTION 13.01 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding the foregoing, if the Closing shall occur, then such costs and expenses incurred by TRG, Motoguzzi and the Motoguzzi Subsidiaries shall be paid by TRG and the amount thereof shall be included in the intercompany indebtedness referred to in
Section 8.06. Motoguzzi and TRG acknowledge and agree that in Schedule 4.05 North has disclosed that it is obligated and will become further obligated for fees and expenses (including without limitation the fees and expenses of Graubard Mollen & Miller, its counsel, Allen & Company, its investment bankers, and BDO Seidman, LLP its independent accountants) incurred by it in connection with the transactions contemplated by this Agreement. It is understood and agreed that, subject to the limitations set forth in Sections 4.05 and 7.01(k) hereof, certain of such fees and expenses may be paid by North prior to the execution of this Agreement. Motoguzzi and TRG agree to refrain from taking any action which would prevent or delay the timely payment by North of reasonable fees duly and lawfully incurred, to the extent consistent with the limitations set forth in Article IV hereof. Subject to the foregoing, the Surviving

Corporation shall take all action necessary to pay promptly all of the foregoing fees and expenses incurred, but not paid, by North prior to the Effective Time.

     SECTION 13.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by telecopy, one day after delivery to a nationally recognized courier, or three business days after mailed by registered mail (postage prepaid, return receipt requested), in each case, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     (a) If to TRG or Motoguzzi,
                                c/o Trident Rowan Group,  Inc.
                                    Two Worlds Fair Drive
                                    Franklin Township
                                    Somerset, New Jersey 08873

                              in all cases with a copy to:
                                    Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Avenue
                                    New York, New York 10022
                                    Attention: David Lerner, Esq.
                                    Telecopier # 212-735-8708

                  (b)         If to North:
                                    North Atlantic Acquisition Corp.
                                    5 East 59th Street
                                    Third Floor
                                    New York, New York 10022
                                    Attention:  David Mitchell
                                    Telecopier No.:  212-588-0286

                              with a copy to:
                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York  10016
                                    Attention:  David Alan Miller, Esq.
                                    Telecopier No.: 212-818-8881


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



     SECTION 13.03 Press Release; Public Announcements. Promptly after execution of this Agreement, North and TRG may issue press releases in the form attached hereto as Exhibit I. The Parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and approval by the other Party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other Party shall be given such reasonable advance notice as is practicable in the circumstances and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

     SECTION 13.04 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

     SECTION  13.05 Waiver.  At any time prior to the Closing,  either Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

     SECTION 13.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 13.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 13.08 Entire Agreement. This Agreement and the schedules and exhibits hereto and the documents executed contemporaneously herewith constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 13.09 Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties. This Agreement is not assignable by any Party without the express written consent of the other Parties.

     SECTION 13.10 Governing Law; Consent to Jurisdiction; Specific Performance. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each Party hereby submits to the exclusive jurisdiction of the courts (city, state and federal) located in the County of New York, State of New York, for any action, proceeding or claim brought by any other Party pursuant to this Agreement or any other agreement, instrument or other document executed and delivered in connection with this Agreement or pursuant hereto and waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum. Service of process in any such action or proceeding brought against a Party may be made by registered mail addressed to such Party at the address set forth in Section 13.02 or to such other address as such Party shall notify the other Party in writing is to be used for such purpose pursuant to
Section 13.02. Any Party may enforce any right arising hereunder by action or other appropriate proceeding, either in equity or at law, and may seek specific performance of any of the obligations arising hereunder.

     SECTION 13.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

MOTO GUZZI CORP.                            NORTH ATLANTIC ACQUISITION CORP.

By:_______________________________          By:_________________________________
     Name:                                       Name:
                                                 Title:

TRIDENT ROWAN GROUP, INC.
(With respect to applicable portions of Articles II, III, V, VI, VIII, X, XI and XIII only)

By:_________________________________
     Name:
     Title:

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